Prospectus Supplement No. 3
Filed Pursuant to Rule 424(b)(3)
Filed April 27, 2010
Registration Statement No. 333-159858

PROSPECTUS SUPPLEMENT NO. 3

LOTO INC.

This Prospectus Supplement No. 3 to the Prospectus declared effective by the Commission on August 12, 2009 is being filed to disclose the following matters regarding Loto Inc. (the “Company”):

1. As of the date of this Prospectus Supplement, to the knowledge of the Company no shares registered on the registration statement declared effective August 12, 2009 have been sold or traded except for one reported transaction on April 22, 2010. The selling stockholders whose shares were registered for sale under the registration statement declared effective August 12, 2009 had originally agreed to offer their shares at $1.25 per share until the Company’s shares are quoted on the OTC Bulletin Board. The Company has secured such qualification and all shares will hereafter be offered by the selling stockholders at prevailing market prices or privately negotiated prices.

2. Change in shell company status.  Due to the recent growth and development of the staff and operations of the Company, the Company is no longer a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Accordingly, on April 22, 2010, the Company filed a Current Report on Form 8-K providing the information that would be included in a Form 10.

3. Appointment of Alan Ralph to the Board of Directors. Effective as of March 1, 2010, Mr. Alan Ralph has been appointed to the Board of Directors of the Company.

4. Appointment of Stephen Knight to the Board of Directors.  Effective as of April 19, 2010, Mr. Stephen Knight has been appointed to the Company’s Board of Directors.  Mr. Knight has served as the Company’s President and Chief Executive Officer since May 13, 2009.

5. Stock Option Grants.  On April 19, 2010, the Company granted to following options to four members of the Company’s Board of Directors: (i) Donald Ziraldo has been granted options to purchase 1,300,000 shares of the Company’s common stock at a purchase price of $1.50 per share; (ii) Randall Barrs has been granted options to purchase 450,000 shares of the Company’s common stock at a purchase price of $1.50 per share; (iii) Trevor Eyton has been granted compensation arrangements which provide that he may elect compensation in either cash or in options of the Company as follows: in Calendar Year One, $75,000 if election for Cash or 250,000 Shares at option exercise price of $1.00 per share if election for Options; Calendar Year Two $150,000 if election for Cash or 300,000 Shares at option exercise price of $1.00 per share if election for Options; and (iv) Alan Ralph has been granted options to purchase 150,000 shares of the Company’s common stock at a purchase price of $1.50 per share.

6. Sale of Mhalka Capital Investment Ltd.’s shares.  On April 19, 2010, Mhalka Capital Investment Ltd. sold its shares of the Company’s common stock in a private transaction in reliance on Rule 903 of Regulation S to 2238646 Ontario Inc.  Mr. Randall Barrs, a director of the Company, is the sole officer, director and shareholder of 2238646 Ontario Inc.

7. Standby Tender and Cancellation of up to 8,000,000 Shares. At the present time, the Company intends to sell up to 8,000,000 shares of the Company’s common stock in private placements to foreign persons in reliance on the exemption from securities registration under Regulation S.  In connection therewith, two of the Company’s shareholders, A Few Brilliant Minds Inc. and 2238646 Ontario Inc., have each entered into an agreement with the Company, the Tender And Cancellation Agreement Re Company Private Placements, pursuant to which they have agreed to tender one-half-of-one share for each one share to be sold by the Company in private placements, and to each tender up to 4,000,000 shares of the Company’s common stock for cancellation, such that a total of up to 8,000,000 shares in the aggregate would be tendered and cancelled by such shareholders collectively.

8. Tender and Cancellation of 1,000,000 shares of the Company’s Common Stock.  On April 19, 2010, two of the shareholders of the Company, A Few Brilliant Minds Inc. and Mhalka Capital Investments Ltd., each agreed to tender 500,000 shares of the Company’s common stock for cancellation.

9. Novation to the Founder’s Agreement. On May 13, 2009, Mhalka Capital Investments Ltd., together with 1476448 Ontario Inc., entered into a Founder’s Agreement with the Company.  On April 19, 2010, the Company entered into a Novation to the Founder’s Agreement for 2238646 Ontario Inc. to replace Mhalka Capital Investments Ltd. as a party thereto.

10. Novation to the Standby Financing Commitment. On August 3, 2009, Mhalka Capital Investments Ltd., together with 1476448 Ontario Inc., made a standby financing commitment to the Company, under which they agreed to provide the necessary funding to the Company of up to $1,500,000 if the Company is unable to obtain third-party financing.  On April 19, 2010, 2238646 Ontario Inc. entered into a Novation to the Standby Financing Commitment with the Company pursuant to which 2238646 Ontario Inc. has agreed to the remaining commitments of Mhalka Capital Investment Ltd. under the August 3, 2009, Standby Financing Commitment.

The Company also files herewith the following materials which the Company has filed with the Commission since the filing of Prospectus Supplement No. 2 on January 29, 2010: the Company’s Current Report on Form 8-K, filed with the Commission on April 22, 2010, Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2010, filed with the Commission on April 14, 2010 and Current Report on Form 8-K filed with the Commission on March 5, 2010.

The first date on which this Prospectus Supplement will be used is April 27, 2010.

The date of this Prospectus Supplement No. 3 is April 27, 2010.

Prospectus Supplement No. 3 is dated April 26, 2010

 TABLE OF CONTENTS

FORM 8-K FILED WITH THE COMMISSION ON APRIL 22, 2010

FORM 10-Q FOR THE PERIOD ENDED FEBRUARY 28, 2010

FORM 8-K FILED WITH THE COMMISSION ON MARCH 5, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – April 19, 2010

LOTO INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Suite 460, 20 Toronto Street
Toronto, Ontario, Canada M5C 2B8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	3
ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	4
ITEM 5.06: CHANGE IN SHELL COMPANY STATUS	4
FORM 10 DISCLOSURES	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
BUSINESS	5
WHERE YOU CAN FIND ADDITIONAL INFORMATION	12
RISK FACTORS	13
FINANCIAL INFORMATION	26
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	33
PROPERTIES	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
DIRECTORS AND EXECUTIVE OFFICERS	35
EXECUTIVE COMPENSATION	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	39
LEGAL PROCEEDINGS	40
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	40
RECENT SALES OF UNREGISTERED SECURITIES	41
DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED	41
INDEMNIFICATION OF DIRECTORS AND OFFICERS	42
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	F-1
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	43
FINANCIAL STATEMENTS AND EXHIBITS	44
SIGNATURES	45

Item 1.01:	Entry into a Material Definitive Agreement.

Tender and Cancellation of 1,000,000 shares of the Company’s Common Stock

On April 19, 2010, two of the shareholders of Loto Inc. (referred to herein as “Loto” or the “Company”), A Few Brilliant Minds Inc. and Mhalka Capital Investments Ltd., each agreed to tender 500,000 shares of the Company’s common stock for cancellation.

Standby Tender and Cancellation of up to 8,000,000 Shares

At the present time, the Company intends to sell up to 8,000,000 shares of the Company’s common stock in private placements to foreign persons in reliance on the exemption from securities registration under Section 4(2) of the U.S. Securities Act of 1933, as amended, and Regulation S promulgated thereunder.  In connection therewith, two of the Company’s shareholders, A Few Brilliant Minds Inc. and 2238646 Ontario Inc., have each entered into an agreement with the Company, the Tender And Cancellation Agreement Re Company Private Placements, pursuant to which they have agreed to tender one-half-of-one share for each one share to be sold by the Company in private placements, and to each tender up to 4,000,000 shares of the Company’s common stock for cancellation, such that a total of up to 8,000,000 shares in the aggregate would be tendered and cancelled by such shareholders collectively.

Novation to the Founder’s Agreement and Novation to the Standby Financing Commitment

On April 19, 2010, Mhalka Capital Investment Ltd. sold its shares of the Company’s common stock to 2238646 Ontario Inc.  Mr. Randall Barrs, a director of the Company, is the sole officer, director and shareholder of 2238646 Ontario Inc.

On May 13, 2009, Mhalka Capital Investments Ltd., together with 1476448 Ontario Inc., entered into a Founder’s Agreement with the Company.  On April 19, 2010, the Company entered into a Novation to the Founder’s Agreement, to permit 2238646 Ontario Inc. to replace Mhalka Capital Investments Ltd. as a party thereto.  Mr. Barrs recused himself from deliberations and voting in respect of the Company’s Board of Directors assessment and decision to enter into the Novation to the Founder’s Agreement.

On August 3, 2009, Mhalka Capital Investments Ltd., together with 1476448 Ontario Inc., made a standby financing commitment to the Company, under which they agreed to provide the necessary funding to the Company of up to $1,500,000 if we are unable to obtain third-party financing.  On April 19, 2010, 2238646 Ontario Inc. entered into a Novation to the Standby Financing Commitment with the Company pursuant to which 2238646 Ontario Inc. has agreed to the remaining commitments of Mhalka Capital Investment Ltd. under the August 3, 2009, Standby Financing Commitment.  Mr. Barrs recused himself from deliberations and voting in respect of the Company’s Board of Directors assessment and decision to enter into the Novation to the Standby Financing Commitment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephen Knight to the Board of Directors

Effective as of April 19, 2010, Mr. Stephen Knight has been appointed to the Company’s Board of Directors.  Mr. Knight has served as Loto’s President and Chief Executive Officer since May 13, 2009.  From October 2008 to May 12, 2009, Mr. Knight was President and CEO of Mobilotto Systems, Inc.  From December 2007 through September 2008, Mr. Knight was engaged in marketing consulting for major brands in the United States and Canada.  From November 1998 through December 2007, Mr. Knight served as Senior Vice President of Credit & Loyalty Management as well as an officer for Hudson’s Bay Company.  Mr. Knight was appointed Chief Financial Officer of Loto on June 3, 2009.  Mr. Knight was appointed as a Director of the Company on April 19, 2010.  As of the date of this Report on Form 8-K, no decisions have been made regarding Mr. Knight’s compensation as a director of the Company.  Loto is currently negotiating compensation arrangements with its executive officers and expects to enter into agreements with them in the foreseeable future.

Stock Option Grants

On April 19, 2010, the Company granted to following options to four members of the Company’s Board of Directors: Donald Ziraldo, Randall Barrs, Trevor Eyton and Alan Ralph.  Each of the respective Director recipients of the option grants recused himself from deliberation and voting in respect of grants made by the Board to him.

Donald Ziraldo in his capacity as a director of the Company has been granted options to purchase 1,300,000 shares of the Company’s common stock at a purchase price of $1.50 per share.  The options will vest 12 months on April 19, 2011, and Mr. Ziraldo may exercise up to 650,000 such options on April 19, 2011 and a further 650,000 options on April 19, 2012.  The right to exercise all of the options will expire and terminate on April 19, 2013.

Randall Barrs in his capacity as a director of the Company has been granted options to purchase 450,000 shares of the Company’s common stock at a purchase price of $1.50 per share.  The options will vest on April 19, 2011 and Mr. Barrs may exercise up to 225,000 such options on April 19, 2011 and 225,000 options on April 19, 2012.  The right to exercise all of the options will expire and terminate on April 19, 2013.

Trevor Eyton in his capacity as a director of the Company has been granted compensation arrangements which provide that he may elect compensation in either cash or in options of the Company as follows: in Calendar Year One, $75,000 if election for Cash or 250,000 Shares at option exercise price of $1.00 per share if election for Options; Calendar Year Two $150,000 if election for Cash or 300,000 Shares at option exercise price of $1.00 per share if election for Options.  Mr. Eyton may elect compensation either in cash or in options of the Company to be issued 12 months after the date of hereof with respect to Calendar year one and 24 months after the date hereof with respect to calendar year two.  In the event Mr. Eyton selects options in lieu of cash, all such options shall be fully vested and exercisable upon the respective date of grant and Mr. Eyton may exercise all such options following the date of issuance thereof until expiration thirty-six months from the date hereof.  If Mr. Eyton elects to receive all of his compensation in options, he will have the right to acquire up to an aggregate of 550,000 shares of Company common stock upon exercise of such options.

Alan Ralph in his capacity as a director of the Company has been granted options to purchase 150,000 shares of the Company’s common stock at a purchase price of $1.50 per share.  The options will vest on April 19, 2011 and Mr. Ralph may exercise up to 75,000 such options on April 19, 2011 and 75,000 options on April 19, 2012.  The right to exercise all of the options will expire and terminate on April 19, 2013.

Item 5.06	Change in Shell Company Status.

Due to the recent growth and development of the staff and operations of the Company, the Company is no longer a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Accordingly, we are providing below the information herein that would be included in a Form 10.

In this report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. Some of this information is publicly available and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of such third party information.

FORM 10 DISCLOSURES

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Report may be “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. However, as the Company intends to issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this Report, including the risks described under “Risk Factors,” “Management’s Discussion and Analysis” and “Our Business.”

There are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors, include, without limitation, the following: our ability to develop our technology platform and our products; our ability to protect our intellectual property; the risk that we will not be able to develop our technology platform and products in the current projected timeframe; the risk that our products will not achieve performance standards in clinical trials; the risk that the clinical trial process will take longer than projected; the risk that our products will not receive regulatory approval; the risk that the regulatory review process will take longer than projected; the risk that we will not be unsuccessful in implementing our strategic, operating and personnel initiatives; the risk that we will not be able to commercialize our products; any of which could impact sales, costs and expenses and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in this Report and in our other filings with the Securities and Exchange Commission.

Item 1.	Business

Introduction

Our company, Loto Inc. operates through our wholly owned subsidiary Mobilotto Systems, Inc.  We are a development stage company.  We are developing a patent-pending software application that permits the secure purchase of lottery tickets on commercially available “smart” phones and similar mobile telecommunications devices.  A smart phone is a mobile phone offering advanced capabilities, often with personal computer-like functionality, such as e-mail, Internet access and other applications.   Our proprietary technology and designs for facilitating the purchase of lottery tickets through commercially available smart phones and other mobile devices addresses all elements of lottery play, including secure player registration and authorization, number selection, settlement, winning number notification and other direct-to-customer marketing opportunities.   Our software has not yet been employed on a commercial scale.  We believe the next version of our application will be commercially viable and will provide a complete, fully functional and flexible mobile lottery platform for lottery operators worldwide.

We intend to license our software application to governments and other lottery operators as our primary source of revenue.  We do not intend to become a lottery operator.  During the foreseeable future, we expect to pursue our business outside of the United States until applicable laws in the United States permit sales of lottery tickets utilizing mobile telecommunications devices.  Our assessment of the market for our product indicates that areas of opportunity for commercialization of mobile lottery solutions currently exist in Canada, Mexico, Asia (China), Europe (Turkey and the United Kingdom of Great Britain), Africa (South Africa), and South America.  We intend to pursue opportunities in the United States as soon as applicable laws permit operation of our business.

Lottery operators have a pressing need to expand into new sales channels to expand their revenue base, provide a more secure distribution channel, and be able to communicate directly with their players.  The significant industry challenges include cost, player convenience and enhanced marketing.  A cumbersome current requirement for lottery sales is the need to provide access to a lottery sales terminal.  Conventionally, lottery operators must place expensive traditional stand-alone terminals which are limited to high geographic density areas.  In addition, in many jurisdictions the public has become skeptical of the integrity of retail lottery ticket kiosks and their clerks.  Our high technology solutions address all of these issues by providing a secure lottery application for use on commercially available smart phones and other mobile communications devices.  Our application can be used conveniently, securely and privately at any time and in any location within an authorized jurisdiction.  Our software also permits two-way personalized messaging capability for enhanced operator promotional activities.

Loto was incorporated in the state of Nevada on April 22, 2009, and our subsidiary Mobilotto was incorporated in the province of Ontario in September 2008.  On May 13, 2009 we acquired all of the issued and outstanding shares of Mobilotto (including all of the intellectual property of the mobile lottery software application).

Current Status of our Business

As of the date of this Report, our mobile lottery software application has not yet been commercially tested or utilized by any lottery operators and we have not yet generated any revenues from our technology.  We have developed working demonstrations of our lottery application (which is operable on most Blackberry smart phones including the Pearl, the Curve, the Bold, and 8800 series), as well as a scratch card game which is operating on Android devices.  Our current lottery demonstration model of our software includes three of the six components that together will constitute our full mobile lottery application.  The completed components include lottery game selection, lottery number picking and lottery number authorization.  The three components remaining to be developed include player registration, financial settlement and player messaging functions.  We issued an RFP (request for proposal) to six qualified suppliers on August 25, 2009, indicating that we intend to develop the remaining components of our full feature system.  The purpose of this RFP is to build the various modules necessary for lottery play on mobile cell phones, including player registration, ticket selection, ticket registration, settlement, and direct to player communication and marketing.  After scoring, conducting due diligence, and initial contracting, we have selected one supplier to develop our software products.  Pending final contract completion and execution, we expect the next version of our software to be ready for commercialization in approximately nine months from the date of this Report.

During the next twelve months, we intend to concentrate our efforts on completing the development of our software application to its full feature commercially deployable version, commencing the international launch of our product, and soliciting lottery operators who are in a position to implement mobile lottery sales solutions.  We will also have to concentrate significant efforts on raising capital to support our plans.  We expect the sales cycle with each prospective lottery operator will take between six and eighteen months, covering the period from initiation of our sales solicitation through technical demonstrations, testing, negotiations and closing of contracts for mobile lottery operations. We have already commenced our initial sales and marketing program with several lottery operators in Canada and other jurisdictions but have not yet closed any sales.  If we are successful in simultaneously completing the development of our software and closing initial contracts with lottery operators, the minimum time in which we believe that we could commence generating revenues would be eight months from the date of this Report.  Our current business status and the continuing development of our software application as well as the plans for commercial launch of our product are subject to many uncertainties that present material risks to investors.

Over the course of the next twelve months, or once the final commercial version of the software has been completed, we also intend to apply for certification of our software from the Gaming Standards Association, which is an international trade association of gaming manufacturers, suppliers, operators and regulators and whose stated mission is to facilitate the identification, definition, development, promotion, and implementation of open standards to enable innovation, education, and communication for the benefit of the entire industry.

Our Business Model Premises

In developing our application, we have endeavored to assess and resolve many problems associated with current lottery distribution methods in our target markets, including the following:

1.	Lottery operator profitability:

	•	The current lottery distribution systems generally have excessively high annual fixed infrastructure operating and capital costs, many of which can be avoided.

	•	The number of profitable sales sites are saturated, leading to stagnant and even declining lottery revenues.

2.	Social responsibility:

	•	Our technology identifies the location of the mobile device at the time of the purchase, thereby restricting out-of-area purchases, should this function be activated by the lottery operator.

	•	Winning ticket holders are notified directly.

•
The current lottery distribution systems generally do not identify or qualify players by age which our technology can do by reference to the mobile telephone subscription, passwords and other proprietary methods.

	•	Substantial amounts of paper are consumed and wasted through the current paper ticket process.

3.	Fraud is easily perpetrated through the current distribution system:

	•	Paper tickets are negotiable instruments which can easily be separated from the true purchaser.

	•	There is no registration of a ticket with the actual purchaser of that ticket.

	•	There are generally thousands of lottery terminals per lottery operator which must be audited and secured on a regular basis.

	•	There is a general lack of trust in the current retail store distribution channel.

4.	Convenience and Customer Needs:

	•	There is an inherent inconvenience in the current model of ticket purchasing, including both requiring customers to line up and identifying winning tickets.

	•	A substantial percentage of tickets sold are within a day of the draw, indicating latency and the opportunity for greater customer convenience.

	•	The lottery operators have no ability to directly message or market to players in real or near time.

•
Mobile communication devices are generally trusted by users, have the capacity for complex functionality and security, and are generally in their owners’ possession for use for the majority of waking hours.

As of the date of this Report, current laws in the United States prohibit sales of lottery tickets utilizing mobile telecommunications devices.  As such, we do not intend to conduct business in the United States until applicable laws permit operation of our business.  If laws and regulations change or are clarified to the extent necessary for us to conduct our business in the U.S., we will endeavor to license our application to U.S. state lottery operators where permitted.

Industry Overview

Lotteries are generally regulated and licensed by governmental authorities in over 200 jurisdictions globally. Currently, 44 U.S. states and 4 Canadian regions operate lotteries.  In 2008, lottery revenues exceeded $60 Billion in the U.S. and CAD$9 Billion in Canada. The World Lottery Organization reports members from 76 countries and member revenues of approximately $180 billion.

Although many different types of lottery games exist worldwide, they may generally be categorized into two main groups: instant ticket and traditional draw type lotteries. An instant ticket game is usually played by removing a coating from a pre-printed ticket to determine whether the ticket is a winner. With draw type lottery games, such as the Canadian Lotto6/49, winning is based on a purchaser matching numbers with those randomly selected by the lottery operator.  Outside of North America, various types of sports betting are also popular.  All of these game types can be simulated on mobile devices.

Operational Overview

Our technology can provide location-aware gaming solutions for government-sponsored lotteries and privately operated lotteries.  Our solutions include mobile integration with existing online lottery systems, turnkey mobile gaming systems, custom developed traditional and interactive games, as well as ongoing support, maintenance, and management for each of our solutions.

Our lottery application utilizes proprietary technology to locate, authorize, or restrict game play based on the lottery license holder’s authorized jurisdiction.  When an authorized player leaves the authorized jurisdiction for a game, new game play and additional game features may be disabled.

Lottery Contract Procurement

Government authorized lotteries in the U.S. and Canada typically operates under local government mandated public procurement regulations. Lotteries generally select suppliers by issuing a request for proposal, or RFP, which outlines contractual obligations as well as products and services to be delivered. An evaluation committee frequently comprised of key lottery staff evaluates responses based on various criteria. These criteria usually include quality of product and/or technical solutions, security plan and features, experience in the industry, quality of personnel and services to be delivered, and price. We believe that our product functionality, game content, the quality of our personnel, our technical expertise and our demonstrated ability to help the lotteries increase their revenues may provide us with advantages relative to the competition when responding to government lottery RFP's. However, some lotteries still award the contract to the qualified vendor offering the lowest price, regardless of factors other than price. Contract awards by lottery authorities are sometimes challenged by unsuccessful competitors, which can result in protracted legal proceedings. Internationally, lottery authorities do not always utilize such a formal bidding process, but rather negotiate with one or more potential vendors.

Most lottery contracts typically have an initial term of three to five years and frequently include multiple renewal options, which may be exercised for additional periods ranging from one to five years.  The length of these lottery contracts, together with their renewal options, limits the number of lottery contracts available for bidding in any given year.

Research and Product Development

Our wholly-owned subsidiary, Mobilotto, commenced work on its lottery ticket sales process on September 16, 2008.  Since that date, we have developed working models of our application ready to demonstrate operation of various lottery games through commercially available mobile phones.

We believe our ability to attract new lottery customers and retain existing customers will depend in part on our ability to continue to incorporate technological advances into, and to improve our products, systems and communication abilities with lottery purchaser end-users of our systems. We intend to maintain a development program focusing on systems development as well as improvement and refinement of our present products as well as the expansion of uses and applications.

We intend to invest in new gaming technologies and new game delivery methods.  We will endeavor to continually improve our existing application as well as research, innovate, and implement new solutions.  Through continual development, we believe that we can attract new players for our customers and grow our company by attracting new lottery operators to our company and our technologies.

Intellectual Property

We hold U.S. Provisional Patent 61/106,988 which has established our international priority date as of October 21, 2008.  We are proceeding with the prosecution of the patent.  We consider our provisional patent to be of material importance to our business. Patents extend for varying periods of time according to the date of patent filing or grant and the legal term of patents in the various countries where patent protection is obtained. In the U.S., the term of a patent generally expires 20 years from the date of filing. The actual protection afforded by a patent, which can vary from country to country, depends upon the type of patent, the scope of its coverage and the availability of legal remedies in the country.  We applied for additional patent protection in Canada, and we intend to apply in other key jurisdictions during 2010.

Certain technology material to our lottery application products, processes and systems are the subject of patent applications currently pending, in the U.S. and certain other countries. In our business for instance, we intend to utilize our patent-pending technology for the jurisdictional validation and distribution of lottery tickets.

We previously applied for a U.S. Trademark from the United States Patent and Trademark Office (the “USPTO”). This application was not granted.  We intend to re-apply for such U.S. Trademark as soon as reasonably possible. Trademark protection continues in some countries, including the U.S., for as long as the mark is used and in other countries for as long as it is registered.  Registrations generally are for fixed, but renewable, terms.

Should we become aware of any potential infringement of our intellectual property or trade names by competitors and other third parties, we will consider what action, if any, to take in that regard, including, where appropriate, litigation.

Production Processes, Sources and Availability of Components

Our mobile application process is specifically designed to produce secure lottery game tickets for government sanctioned lotteries and promotional games, and to specifically ensure the jurisdiction of play and rules regarding play are complied with, along with meeting social responsibility mandates. Our application is designed for efficient, timely, mobile and secure production of game tickets and storage of game tickets and notification of winning ticket results. Games are delivered consistent with and ready for play with the lottery authority within the jurisdiction of play.

Competition

Mobile Lottery Products:

Our lottery gaming business competes with a variety of suppliers from various international markets. There are numerous short message service (SMS) mobile lottery companies that have emerged globally over the past few years.  Due to heavy regulation in Europe and North America the majority of these companies have set their sights on less regulated emerging markets.  These markets are of significant interest to mobile lottery vendors due to their high population density and the relatively low access to online internet services and traditional convenience store lottery retailers.

Principal direct competitors exist in such emerging markets as India, Mexico, China and Europe where lottery vendors provide access to national lotteries through mobile SMS messaging capabilities.  To date the percentage of individuals who use the mobile device sales channel for lottery has remained low.  The need to purchase prepaid cards from retailers and incompatible handsets still remain a challenge for these vendors. Furthermore, these have an inherent weakness as they lack security and do not identify the user’s location.

Additional competition exists within European markets as lottery regulation continues to evolve.  The market for mobile lottery is in its infancy as vendors address both security and regulatory restrictions, however sports betting over mobile devices is common is many European countries.

We have engineered our mobile lottery application with both location-based technology and superior cryptology which allows us to meet stringent government regulations.

We are aware of three competitors who are engaged in the business of selling lottery tickets via mobile devices who may become dominant during the foreseeable future:

•	Soreto Games (Mexico National Lottery)
•	Sunloto (China)
•	Veikkaus (Finland)

The existing lottery terminal manufacturers, with GTech, Scientific Games, Intralot, Wincor, and Sagam Securite being the largest, have not publicly announced plans to develop mobile gaming solutions.

Competitive Advantages and Disadvantages

Technology Advantages

1.	Our technology functions as an Application and does not utilize SMS capabilities, which facilitates the following:

•	Controlled end-user experience interactive graphical user interface (GUI), matched to phone capabilities;

•	Includes secure interface standards;

•	Enhanced eCommerce capabilities; and

•	Low cost per message.

2.
Our product has the ability to identify the geographical location of players.  This patent-pending process limits out of region play for purposes of controlling compliance with jurisdictional legal requirements.

3.	Our application has been tested on a number of different phone types:

•	A development plan is underway to cover most of the popular smart model cellular telephones;

•	Current development is underway to enable Windows Mobile platforms; and

•	Non-smart phones using conventional technologies have development potential.

4.	Our application has been built to integrate with existing on-line offerings without duplicating processes or databases to create an efficient, seamless mobile and on-line gaming experience.

5.	We believe that Phase 2 gaming (including pro-line, sports select, and multiplayer games) could be developed and accommodated on our system.

6.
Our product provides the lottery operator with a non-intrusive, 2-way communication capability which includes screen pop-ups, device start-up screen, and survey capability, as well as enhanced personalized marketing opportunities.

7.	We provide full screen notification of lottery results.

8.	Our application icon resides on the mobile device and application upgrades are automatic.

9.	Our working demonstration models are developed and are currently operable for assessment by lottery operators.

Player Experience Advantages:

10.	Our product requires few key strokes (as the process is menu driven), which provides for simple and easy play.

11.
All functionality and processes can be built onto the mobile device (full mobile solution for player registration, PIN access, lottery purchase, settlement, winning ticket notification, and customer communication).

12.
Our application has design and play concepts based on replicating, emulating and interfacing with existing web-based lottery operator offerings for consistency of the lottery experience using a mobile device.

The Competitive Disadvantages of Our Technology And Business

•	We are a development stage Company, with no existing contracts in the lottery business and limited resources to continue to develop our business;

•	Our technology exists only in demonstration mode and has not yet been tested by any lottery operators or employed on a commercial scale;

•	There is uncertainty whether our software application will actually perform as anticipated in a commercial setting;

•	We have only developed the software for lottery game selection, lottery number picking and lottery number authorization components of our system;

•	Our system still requires the software development of the player registration, financial settlement and player messaging components;

•	We will be dependent on third-party software development companies to develop the remaining components for our full feature system;

•	We expect the completion of our full feature system will take a minimum of nine months from the date of this Report;

•
There is no assurance that we will be able to successfully enter into agreement with a recognized software development company or that the application will be properly completed by the software development company;

•	There is no assurance that our product will operate in the manner for which it is intended;

•	the cost of development and realization of the additional components to our software application may be greater than we anticipate;

•	There is no assurance that our mobile lottery software will be certified for use by the Gaming Standards Association or lottery operators;

•	There is no assurance that we will be able to market and sell our mobile lottery software system;

•	There is no assurance that our mobile lottery software will be acceptable to lottery operators;

•
Larger suppliers in the lottery or software application development industries who have more resources than we do could decide to enter the mobile lottery business and compete more effectively for contracts with lottery operators.

We expect to compete in the global market on the basis of being able to provide a full feature mobile lottery application that we have designed to include the following components: secure player registration and authorization, number selection, settlement, winning number notification and direct-to-customer messaging capability for enhanced marketing opportunities. There are some competitors who are currently offering and developing mobile lottery applications, however, we are not aware of any who are offering solutions with the same full feature characteristics as our product. We are not yet in a competitive position in the global market because we have not completed the development of all components of our full featured mobile lottery software application. We expect to complete our full featured mobile lottery software application within approximately nine months from the date of this Report. We anticipate that lottery operators will make their selection of vendors and service providers on the basis of considerations involving security, product performance, ease of use by the lottery operator and by end-users, as well as ongoing service support for the lottery operator and end-users. Upon completion of our full feature mobile lottery application, we believe that we will be able to compete globally in a manner which will be competitively attractive to lottery operators, however, the need for continuing development of our software application and the plans for commercial launch of our product are subject to many uncertainties that present material risks to investors.

Employees

We currently have five full-time employees who are dedicated to the primary functions of proprietary technology, sales and marketing to lottery operators, development of existing and next generation games for mobile application, and corporate administration.  These include Stephen Knight, our President and Chief Executive Officer, Stephen Baker, our Chief Technology Officer, Drew Deyell, our Chief Information Officer, Jeff O’Connor, our Vice President of Sales and Marketing, and Brandice Triolet, our Director of Human Resources and Administration.  We expect to hire two additional full time employees in the coming months.  We have engaged qualified third-parties for accounting and legal services.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In addition to this Report, we are also required to file periodic reports and other information with the Securities and Exchange Commission, including quarterly reports and annual reports which include our audited financial statements.  You may read and copy any reports, statements or other information we file at the Commission’s public reference facility maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00am to 3:00pm. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the Commission Internet site at http\\www.sec.gov . These filings may be inspected and copied (at prescribed rates) at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You may also request a copy of our filings at no cost, by writing of telephoning us at:

Loto Inc.
Suite 460, 20 Toronto Street
Toronto, Ontario, Canada M5C 2B8
Telephone: 416-479-0880
Attention: Mr. Stephen Knight
Chief Executive Officer, President and Chief Financial Officer

Item 1A.	Risk Factors

Our business is subject to numerous risks. We caution you that the following important factors, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. Any or all of our forward-looking statements in this and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those anticipated in forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the SEC.

Risks Related To Our Operations And Financial Condition

We are a development stage company and we may never generate revenues which could cause our business to fail.

We are a development stage company and we have not generated any revenues as of the date of this Report.  We incurred losses of $10,979 for the fiscal year ended May 31, 2009 since inception of our activities in Mobilotto on September 16, 2008.  Through the fiscal quarter ended February 28, 2010, such losses have increased to $821,382. We expect to operate with net losses within the current fiscal year-ending May 31, 2010 or longer.  We cannot predict the extent of these future net losses, or when we may attain profitability, if at all.  If we are unable to generate significant revenue or attain profitability, we will not be able to sustain operations and will have to curtail significantly or cease operations.

We are a development stage company with significant capital resources deficiencies and we may not be able to raise adequate capital which could materially and adversely affect our ability to conduct business.

As a development stage company, we have limited capital and limited operating resources.  As of February 28, 2010, we had cash deficit of $95 (unaudited). Subsequent to such period, the Company’s cash on hand has increased to $150,000 (unaudited), as of the date of this Report.  The cash on hand in our bank accounts will be sufficient to maintain our operations only for approximately two months from the date of this Report.  Prior to the date of this Report, we raised $170,000.00 in initial funding and Series A private placements of restricted common stock.  The money raised in the initial funding and our Series A private placements will not be sufficient to meet our projected cash flow deficits from operations and will not be sufficient to fund the continuation of the development of our technology and products.    We estimate the total costs and expenses related to completion of a commercially deployable version of our mobile lottery application, obtaining certification of our system by the Gaming Standards Association (GSA) and initiating full rollout of our products to our target markets over the next twelve months will be approximately $1,500,000, which two of our shareholders have committed to covering.  We expect to need an additional $3,500,000 commencing 12 months from the date of this Report to expand our operations.   Even if we are able to obtain third party financing, the terms and condition of financing could have a material adverse affect on our business, results of operations, liquidity and financial condition.  Any investment in our shares is subject to the significant risk that we will not be able to adequately capitalize our Company to enable us to continue to develop and implement our business model.  Even if we are able to raise adequate capital, the cost of such capital may be burdensome and may materially impair our ability to fully implement our business plan.

The administrative costs of public company regulatory compliance could become burdensome and consume a significant amount of our cash resources which could materially and adversely affect our business.

We will incur significant costs and expenses in connection with assuring compliance with all laws, rules and regulations applicable to us as a public company.  We anticipate that our initial costs and expenses of complying with our public reporting company obligations will be approximately $150,000 annually.  Our reporting and compliance costs and expenses may increase substantially if we are able to deploy our business model on an international basis, which will add significant cross-border jurisdictional complexity to our regulatory compliance and our accounting controls and procedures.  Our compliance costs and expenses could also increase substantially if we apply for trading of our securities on a national stock exchange which may have listing requirements that engender additional administration and compliance costs.  We have assigned a high priority to establishing and maintaining controls, procedures, corporate compliance and public company reporting, however, there can be no assurance that we will have sufficient cash resources available to satisfy our public company reporting and compliance obligations.  If we are unable to cover the cost of proper administration of our public company compliance and reporting obligations, we could become subject to sanctions, fines and penalties, our stock could be barred from trading in public capital markets and we may have to cease doing business.

Our Auditors have issued an opinion expressing uncertainty regarding our ability to continue as a going concern.  If we are not able to continue operations, investors could lose their entire investment in our company.

We have a history of operating losses, and may continue to incur operating losses for the foreseeable future. This raises substantial doubts about our ability to continue as a going concern.  Our auditors issued an opinion in their audit report as of June 9, 2009 expressing uncertainty about our ability to continue as a going concern. This means that there is substantial doubt whether we can continue as an ongoing business without additional financing and/or generating profits from our operations.  If we are unable to continue as a going concern and our Company fails, investors in our shares could lose their entire investment.

We operate in highly competitive industries and our success depends on our ability to effectively compete with numerous domestic and foreign businesses. If we are unable to compete effectively our business could fail.

We face competition from a number of domestic and foreign businesses, some of which have substantially greater financial resources than we do, which could adversely affect our ability to enter into contracts with lottery operators.  We operate in a period of intense price-based competition which could adversely affect the number and the profitability of contracts we may be able to obtain. We currently do not have any contracts and due to competition and the nature of the lottery industry, we do not know when or if we will be able to enter into any contracts. Intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share.  Our ability to compete successfully will depend on a number of factors, both within and outside our control.

We expect these factors to include the following:

•	our success in designing, testing and delivering new features, including incorporating new technologies on a timely basis;

•	our ability to address the needs of end-users and the quality of services for customers of the lottery operators;

•	the quality, performance, reliability, features, ease of use and pricing of our application;

•	successful implementation and expansion of our application’s capabilities;

•	our efficiency of production, and ability to deliver the application to the lottery operators and to end-users;

•	the rate at which commercially available smart phone equipment manufactures provide a technologically accessible format for incorporation of our solutions into their devices;

•	the market acceptance of our application; and

•	product or technology introductions by our competitors.

Our competitive position could be damaged if one or more potential lottery operators decide to develop their own solution or utilize a third party solution using alternative software and hardware technologies.  Our prospective lottery operator customers may be reluctant to rely on a relatively small company such as our company.  In addition, contract awards by lottery operators are sometimes challenged by unsuccessful bidders which can result in costly and protracted legal proceedings that can result in delayed implementation or cancellation of the contract.  We cannot assure you that we will be able to compete successfully against current and future competition, and the failure to do so would have a materially adverse effect upon our business, operating results and financial condition and our business.  If we do not compete effectively, our business could fail and investors could lose their entire investment.

The market for mobile lottery services is in the early stages of development, and if the market for our services does not develop as we anticipate, it will have a material adverse effect on our business, prospects, financial condition and results of operations.

Mobile lottery services, in general, are in the early stages of development. Our future revenue and profits are substantially dependent upon the widespread acceptance, growth, and use of mobile as an effective sales and purchasing medium.  Most lotteries have generally relied upon more traditional forms of consumer sales of tickets through a variety of third-party owned stores, and most lottery operators have no, or only limited, experience on sales through mobile devices. Mobile lottery services are still in an early stage of development and may not be accepted by consumers or lottery operators for many reasons. If either the consumers or lottery operators reject our services, the commercial utility of our technology and services may not develop as we anticipate.  If the market for mobile lottery services does not develop as we anticipate, our business could be materially and adversely affected.

Risks Related To Our Intellectual Property

We are only at the initial stage of development of our software.  If we are not able to further develop our software our business could fail.

As of the date of this Report, our mobile lottery software application has not yet been commercially tested or utilized by any lottery operators and we have not yet generated any revenues from our technology. We have developed working demonstrations of our lottery application (which is operable on most Blackberry smart phones including the Pearl, the Curve, the Bold, and 8800 series), as well as a scratch card game which is operating on Android devices. Our current lottery demonstration model of our software includes three of the six components that together will constitute our full mobile lottery application. The completed components include lottery game selection, lottery number picking and lottery number authorization. The three components remaining to be developed include player registration, financial settlement and player messaging functions. We issued an RFP (request for proposal) to six qualified suppliers on August 25, 2009, indicating that we intend to develop the remaining components of our full feature system. The purpose of this RFP is to build the various modules necessary for lottery play on mobile cell phones, including player registration, ticket selection, ticket registration, settlement, and direct to player communication and marketing. After scoring, conducting due diligence, and initial contracting, we have selected one supplier to develop our software products. Pending final contract completion and execution, we expect the next version of our software to be ready for commercialization in approximately nine months from the date of this Report. There is no guarantee that our full feature mobile lottery application will continue to be developed on a timely basis, be able to be certified by lottery operators, third party carriers and service-providers, or operate in the manner for which it is intended. The uncertainties related to continuation of development and refinement of our software application present material risks of failure which could cause a complete loss of your investment in our Company.

Failure to adequately protect our intellectual property and proprietary rights could harm our competitive position and adversely affect our ability to conduct business which could result in loss of your entire investment in our Company.

Our success is substantially dependent upon our proprietary technology, which relates to a variety of business, security, and transactional processes associated with our mobile lottery services technology.  We expect to rely on a combination of patent, trademark, copyright and trade secret laws to protect our proprietary rights.  Although we have filed for certain patent protection over aspects of our technology, much of our proprietary information and processes may not be patentable. We cannot assure you that any pending patent applications will be issued or that their scope is broad enough to provide us with meaningful protection.  Although we will file applications for registered trademarks covering certain of the marks we use in our business, we cannot assure you that we will be able to secure significant protection for these marks. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our technology and/or services or to obtain and use information that we regard as proprietary. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology or duplicate our services or design around patents issued to us or our other intellectual property rights. If we are unable to adequately protect our intellectual property and proprietary rights, our business and our operations could be materially and adversely affected.

We may be subject to intellectual property claims that create uncertainty about ownership of technology essential to our business and divert our managerial and other resources which could have a material adverse affect on our business.

There has been a substantial amount of litigation in the technology industry regarding intellectual property rights. Our success depends, in part, on our ability to protect our intellectual property and to operate without infringing on the intellectual property rights of others in the process. There can be no guarantee that any of our intellectual property will be adequately safeguarded, or that it will not be challenged by third parties. We may be subject to patent or trademark infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies.  We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions.

Any patent litigation or interference proceedings could have a negative effect on our business by diverting resources and management attention away from other aspects of our business and adding uncertainty as to the ownership of technology and services that we view as proprietary and essential to our business. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation. If investors perceive these results to be negative, it could have an adverse effect on the trading price of our common stock.

In addition, a successful claim of patent or trademark infringement against us and our failure or inability to obtain a license for the infringed or similar technology or trademark on reasonable terms, or at all, could have a material adverse effect on our business and the value of any investment in our Company.  Also, an adverse determination of any litigation or defense proceedings could cause us to pay substantial damages, including treble damages if we are found to have willfully infringed, and, also, could put our patent applications at risk of not being issued.

If we are not able to respond to the rapid technological change characteristic of our industry, our products and services may cease to be competitive and our business could fail and cause the entire loss of your entire investment in our Company.

The mobile industry is characterized by rapid change in business models and technological infrastructure, and we will need to constantly adapt to changing markets and technologies to provide new and competitive products and services. If we are unable to ensure that our users, lottery operators, and distribution partners have a high-quality experience with our services, then they may become dissatisfied and stop using our products and services. Accordingly, our future success will depend, in part, upon our ability to develop and offer competitive products and services. We may not, however, be able to successfully do so, and our competitors may develop innovations that render our products and services obsolete or uncompetitive.  If we are not able to compete effectively, our business could fail which could result in the loss of your entire investment in our Company.

Our technical systems are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation which could materially and adversely affect the value of your investment in our Company.

Our systems and operations are vulnerable to damage or interruption from fire, floods and other natural disasters. Furthermore, network failures, hardware failures, software failures, power loss, telecommunications failures, break-ins, terrorism, war or sabotage, computer viruses, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems all pose serious threats to our success. We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We also may not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. In addition, if a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations.  Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our customers which could have the further result of materially and adversely affecting the value of your investment in our Company.

Our business depends on the protection of our intellectual property and proprietary information.  If we are unable to adequately protect our intellectual property and proprietary information our business and your investment our Company could be materially and adversely affected.

We believe that our success depends, in part, on protecting our intellectual property in those countries in which we will do business. Our intellectual property includes certain pending patents and trademarks relating to our mobile technology and jurisdictional validation as well as proprietary or confidential information that is not subject to patent or similar protection. Our intellectual property protects the integrity of the games, systems, products and services, which is a core value of the industries in which we operate. For example, our intellectual property is designed to ensure the security of the distribution of the lottery tickets we provide as well as simple and secure validation of our lottery tickets sold. Competitors may independently develop similar or superior products, software, systems or business models. In cases where our intellectual property is not protected by an enforceable patent, such independent development may result in a significant diminution in the value of our intellectual property.

There can be no assurance that we will be able to protect our intellectual property. We expect to enter into confidentiality or license agreements with our employees, vendors, consultants, and, to the extent legally permissible, our customers.  We intend to generally control access to, and the distribution of, our game systems and other software documentation and other proprietary information, as well as the designs, systems and other software documentation and other information we license from others. Despite our efforts to protect these proprietary rights, unauthorized parties may try to copy our gaming technology, business models or systems, use certain of our confidential information to develop competing products, or develop independently or otherwise obtain and use our gaming products or technology, any of which could have a material adverse effect on our business. Policing unauthorized use of our technology is difficult and expensive, particularly because of the global nature of our operations. The laws of other countries may not adequately protect our intellectual property.

There can be no assurance that our business activities, products and systems will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us. Any such claim and any resulting litigation, should it occur, could subject us to significant liability for damages and could result in invalidation of our proprietary rights, distract management, and/or require us to enter into costly and burdensome royalty and licensing agreements. Such royalty and licensing agreements, if required, may not be available on terms acceptable to us, or may not be available at all. In the future, we may also need to file lawsuits to defend the validity of our intellectual property rights and trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources.  If we are unable to adequately protect our intellectual property and proprietary information, our business and your investment our Company could be materially and adversely affected.

Risks Related To Our Business

Our success will depend heavily on our management.  If we fail to hire and retain qualified management and other key personnel, the implementation of our business plan will be materially and adversely affected.

Our performance is substantially dependent on the continued services and performance of our executive officers and other key personnel, and our ability to retain and motivate our officers and key employees. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for qualified personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel. The failure to attract and retain our officers or the necessary technical, managerial and marketing personnel could have a material adverse effect on our business, prospects, financial condition and results of operations.

We do not have employment agreements with our key management team and employees, and should we lose the services of our management team and key employees our ability to conduct business could be materially and adversely affected.

As of the date of this Report, we have not entered into employment agreements with any of our officers or key employees.  We are currently negotiating terms and conditions for agreements with our officers and key employees.  If we are not able to negotiate mutually acceptable terms and conditions for agreements and continued services to our company by officers and key employees, the loss of the services of these persons could materially and adversely harm our business, financial condition and results of operations.

Our dependence on management creates risks. The loss of our experienced officers and key employees could materially and adversely affect our ability to professionally manage our business.

Our plan for success is dependent, in large part, on the active participation of our executive officers. The loss of their services would materially and adversely affect our business and future success.  We do not have key-man life insurance in effect at the present time.  Should any of our key employees die or become incapacitated, we may not be able to replace them in a timely or cost effective manner which could materially and adversely harm our business, financial condition and results of operations.

We expect that our anticipated future growth may strain our management, administrative, operational and financial infrastructure.  Failure of our ability to reasonably manage anticipated growth could materially and adversely affect our business.

We anticipate that significant expansion of our present operations will be required to capitalize on market opportunities. This expansion is expected to place a significant strain on our management, operational and financial resources. We expect to add a substantial number of additional key personnel in the future, including key managerial, technical, and software development employees who will have to be fully integrated into our operations. In order to manage our growth, we will be required to continue to implement and improve our operational and financial systems, to expand existing operations, to attract and retain superior management, and to train, manage and expand our employee base. We cannot assure you that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to successfully implement our business plan. If we are unable to manage growth effectively, our business, financial condition and results of operations could be materially and adversely affected.

Providing our products to customers outside of the United States exposes us to risks inherent in international business which could have a material and adverse affect on our operations.

During the foreseeable future, we expect to pursue our business only outside of the United States until applicable laws in the United States permit sales of lottery tickets utilizing mobile telecommunications devices.  If applicable laws in the future permit operation of our application in the United States we also intend to continue to pursue international business opportunities.  Accordingly, we are subject to risks and challenges that we would otherwise not face if we conducted our business only in the United States. The risks and challenges associated with providing our products to customers outside the United States include: localization of our products, including translation into foreign languages and associated expenses; laws and business practices favoring local competitors; compliance with multiple, conflicting and changing governmental laws and regulations; foreign currency fluctuations; different pricing environments; different tax regimes and regional economic and political conditions.  Any of these factors, either individually or collectively, could have a material adverse effect on our business and results of operations.

We will need additional funding in the future to pursue our business strategy and expand our operations.  If additional future funding is not available to us our financial condition could be materially and adversely affected and our business may fail.

In addition to our current need for $1,500,000 in funding which has been committed to be covered by two of our shareholders, we will require additional funding in the future to expand our operations and fully implement our business strategy, which may include the selective acquisition of businesses and technologies.  We anticipate that we will need to raise additional amounts of up to $3,500,000 one year from the date of this Report.  There can be no assurance that additional financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, if adequate additional funds are not available, we will be required to delay, reduce the scope of, or eliminate material parts of the implementation of our business strategy.  If we do not obtain additional financing in amounts and on terms acceptable to us, our business may fail.

The current economic slowdown may adversely affect our business and financial condition in ways that we cannot predict.  If the economy does not recover during the reasonably foreseeable future our ability to conduct business may not be viable and we may have to cease operations which could result in the entire loss of your investment in our Company.

The current economic slowdown may have a negative effect on our business and financial condition. We cannot predict the effect that the economic slowdown will have on us as it also impacts our customers, vendors and business partners. We believe that the lottery gaming businesses are less susceptible to reductions in consumer spending and other parts of the consumer sector. However, there can be no assurance that the continuation or worsening of the current economic slowdown will not negatively impact the lottery gaming businesses.  If the economy does not recover during the reasonably foreseeable future, our ability to conduct business may not be viable and we may have to cease operations which could result in the loss of your entire investment in our Company.

The current economic slowdown and general unavailability of commercial credit may adversely affect our ability to obtain financing and could have a material adverse effect on our ability to conduct business.

The uncertainty surrounding the future of the global credit markets has resulted in reduced access to financing and credit worldwide. Major market disruptions and the current adverse changes in global market conditions and the evolving regulatory restrictions in the United States and worldwide may adversely affect our business or impair our ability to obtain funds as needed.  The current adverse market conditions may last longer than we anticipate. These recent and developing economic and governmental factors may have a material adverse effect on our results of operations, financial condition or cash flows and could cause the price of our common stock to decline significantly.  If we require credit financing for any aspect of our conducting business we may not be able to obtain it on a timely basis or on reasonable terms, if at all.

Our business is subject to evolving technology.  If we are unable to upgrade our technologies responsive to changes in the industry our Company could fail.

The markets for all of our products and services are affected by changing technology, new legislation and evolving industry standards. Our ability to anticipate or respond to such changes and to develop and introduce new and enhanced products and services on a timely basis will be a significant factor in our ability to expand, remain competitive and attract new customers. We can give no assurance that we will achieve the necessary technological advances or have the financial resources needed to introduce new products or services on a timely basis or that we will otherwise have the ability to compete effectively in the markets.  If we are unable to remain current with industry developments and upgrade our technologies in response to changes in the industry, the Company could fail and investors could lose their entire investment in the Company.

Our business competes on the basis of the security and integrity of our systems and our mobile lottery software application.  If there is a breach in our security systems, our business and our Company could suffer materially adverse consequences.

We believe that our success depends, in part, on providing secure products and systems to the lottery operators and their playing customers. Attempts to penetrate security measures may come from various combinations of customers, retailers, vendors, employees and others. Our ability to monitor and ensure quality of our products is periodically reviewed and enhanced. Similarly, we intend to regularly assess the adequacy of our security systems to protect against security breaches and take reasonable measures to protect the integrity of the product for end-users. There can be no assurance that our business will not be affected by a security breach or lapse, which could have a material adverse impact on our results of operations, business or prospects.

Implementation of additions or changes in third-party hardware and software platforms used to deliver our services may result in performance problems and may not provide additionally anticipated functionality, which could result in material and adverse affects on our ability to conduct business.

From time to time, we may implement additions to or changes in the hardware and software platforms we use for providing our services. During and after the implementation of additions or changes, a platform may not perform as expected, which could result in interruptions in operations, an increase in response time or an inability to track performance metrics. In addition, in connection with integrating with our customers, we may move their operations to our hardware and software platforms or make other changes, any of which could result in interruptions in those operations. Any significant interruption in our ability to operate any of our services could have an adverse effect on our relationships with users and clients and, as a result, on our financial results. We rely on a combination of purchasing, licensing, internal development, and acquisitions to develop our hardware and software platforms. Our implementation of additions to or changes in these platforms may cost more than originally expected, may take longer than originally expected, and may require more testing than originally anticipated.  In addition, we cannot provide assurance that additions to or changes in these platforms will provide the additional functionality and other benefits that were originally expected.  If we are unable to conform our technology to third-party additions or changes in hardware and software platforms used to deliver our services, our business could be materially and adversely affected.

We rely on third party technology and hardware providers. A failure of service by these providers could adversely affect our business and reputation.

We will rely on third party providers for components of our technology platform, such as hardware and software providers. A failure or limitation of service or available capacity by any of these third party providers could materially and adversely affect our business and reputation with corresponding adverse affects upon the value of your investment in our Company.

Risks Related to the Legal and Regulatory Environment in Which We Operate

Government and legal regulations may require significant time, money and allocation of Company resources.  If we are unable to allocate adequate Company resources for compliance with such regulations, our Company and our business could be materially and adversely affected.

During the foreseeable future, we expect to pursue our business outside of the United States until applicable laws in the United States permit sales of lottery tickets utilizing mobile telecommunications devices.  As of the date of this Report, current U.S. laws prohibit sales of lottery tickets utilizing mobile telecommunications devices. Existing or future laws and regulations in other countries may impair our ability to expand our business and introduce new products and services, or may restrict the use of our services or the features we offer.  Changes to the existing regulatory framework in countries where we intend to offer our services could adversely affect our business plans.

In addition to regulation of lottery ticket sales, the mobile telecommunications industry faces uncertainty related to future government regulation. Due to the rapid growth and widespread use of mobile telephones, legislatures have enacted and may continue to enact various laws and regulations applicable to the mobile telecommunications industry.  Laws and regulations may be adopted in the future which directly govern mobile device lottery services.  The adoption of laws or regulations could decrease the demand for our technology and services and increase our cost of doing business or otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

In addition, foreign governments may pass laws which could negatively impact our business and/or may prosecute us for violating existing laws. Such laws might include EU member country conforming legislation under applicable EU Privacy and Data Protection Directives. Any costs incurred in complying with foreign laws could negatively affect the viability of our business.

Our industry is subject to strict government regulations that may limit our existing operations and have a negative impact on our ability to grow, which could be materially adverse to our business and prospects.

In the United States and many other countries, lotteries and other forms of wagering must be expressly authorized by law. Once authorized, such activities are subject to extensive and evolving governmental regulation. Moreover, these gaming regulatory requirements vary from jurisdiction to jurisdiction.  We expect to be subject to a wide range of complex gaming laws and regulations in the jurisdictions in which we intend to operate which could be time consuming, expensive and distracting to management.  As a result, such regulatory requirements could be materially adverse to our business and prospects.

The regulatory environment in any particular jurisdiction may change in the future, and any such change could have a material adverse effect on our results of operations, business or prospects. Moreover, there can be no assurance that the sale of lottery services over mobile devices will be approved by additional jurisdictions or that those jurisdictions in which these activities are currently permitted will continue to permit such activities. Although we believe that we plan to develop procedures and policies to comply with the requirements of evolving laws, there can be no assurance that law enforcement or gaming regulatory authorities will not seek to restrict our business in their jurisdictions or institute enforcement proceedings if we are not compliant.

Moreover, in addition to the risk of enforcement action, we are also at risk of loss of business reputation in the event of any potential legal or regulatory investigation whether or not we are ultimately accused of or found to have committed any violation.

We may be required to obtain licenses from various jurisdictions in order to operate certain aspects of our business and we might be subject to extensive background investigations and suitability standards in our lottery business.  Lottery authorities generally conduct background investigations of the selected vendor and its employees prior to and after the award of a lottery contract. Generally, regulatory authorities have broad discretion when granting, renewing or revoking these approvals. Lottery authorities may require the removal of any of our employees deemed to be unsuitable and are generally empowered to disqualify us from receiving a lottery contract or operating a lottery system as a result of any such investigation. Our failure, or the failure of any of our key personnel or systems in obtaining a required license or approval in one jurisdiction could negatively impact our ability (or the ability of any of our key personnel or systems) to obtain required licenses and approvals in other jurisdictions. The failure to obtain a required license or approval in any jurisdiction would decrease the geographic areas where we may operate and generate revenues, decrease our share in the gaming marketplace and put us at a disadvantage compared with our competitors.

Some jurisdictions also require extensive personal and financial disclosure and background checks from persons and entities beneficially owning a specified percentage (typically 5% or more) of our equity securities. The failure of these beneficial owners to submit to such background checks and provide required disclosure could jeopardize the award of a contract to us. Additional restrictions are often imposed by international jurisdictions.

While we are firmly committed to full compliance with all applicable laws, there can be no assurance that such steps will prevent the violation of one or more laws or regulations, or that a violation by us or an employee will not result in the imposition of a monetary fine or suspension or revocation of any contract.

Gaming opponents persist in their efforts to curtail legalized gaming, and particularly internet gaming which, if successful, could limit our operations or cause us to cease doing business.

Legalized gaming is subject to opposition from gaming opponents. There can be no assurance that this opposition will not succeed in preventing gaming in jurisdictions where these activities are presently legalized, prohibited or prohibiting or limiting the expansion of gaming where it is currently permitted.  If we cannot legally conduct business, our Company could fail.

Failure to perform under lottery contracts may result in litigation, substantial monetary liquidated damages and contract termination which would materially and adversely affect our business.

Our business may subject us to contractual penalties and risks of litigation, including due to potential allegations that we have not fully performed under contracts or that goods or services we supply are defective in some respect.  Lottery contracts typically permit a lottery authority to terminate the contract at any time for material failure to perform, other specified reasons and, in many cases, for no reason at all. Lottery contracts also frequently contain exacting implementation schedules and performance requirements and the failure to meet these schedules and requirements may result in substantial monetary liquidated damages, as well as possible contract termination. Material amounts of liquidated damages could be imposed on us in the future, which could, if imposed, have a material adverse effect on our results of operations, business or prospects and on our ability to continue to conduct business.

Risks Related To Our Stock

Our limited operating history makes evaluation of our business difficult, and may discourage trading in our stock which could adversely affect the price of our stock.

We started to develop our lottery technology in 2008 and we have not yet commercially deployed our technology.  We, therefore, have limited historical financial data related to our current business upon which to analyze operating expenses or forecast accurately our future operating results. Our limited operating history will make it difficult for investors to evaluate our business and prospects which may discourage trading in our stock with potential further adverse affect on the price of our stock.

We will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

We will need to raise additional capital to provide cash for our operations. Our current working capital is not expected to be sufficient to carry out all of our plans and to fund our operating losses until we are able to generate enough revenues to sustain our business.  The fact that we have not generated any revenues to date may deter potential investors from providing financing.  Uncertainty regarding our ability to generate revenues may make it difficult for us to find financing on acceptable terms.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business will most likely fail.  To secure additional financing, we may need to borrow money or sell more securities.  Under the current circumstances, we may be unable to secure additional financing on favorable terms, if available at all.

The market price of our common stock may be volatile which could adversely affect the value of your investment in our common stock.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in estimates of our financial results or recommendations by securities analysts;

•	failure of any of our products to achieve or maintain market acceptance;

•	changes in market valuations of similar companies;

•	significant products, contracts, acquisitions or strategic alliances of our competitors;

•	success of competing products or services;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	regulatory developments in Canada, United States or foreign countries;

•	litigation involving our company, our general industry or both;

•	additions or departures of key personnel;

•	investors’ general perception of us; and

•	changes in general economic, industry and market conditions.

In addition, if the market for technology or mobile lottery service stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management, which could further adversely affect the value of your investment in our common stock.

Fluctuations in the value of foreign currencies could result in increased costs and operating expenses which could adversely affect our business.

For our projected international operations, the local currency will be designated as the functional currency. Accordingly, assets and liabilities must be translated into U.S. Dollars at year-end exchange rates, and revenues and expenses will be translated at average exchange rates prevailing during the year.  Fluctuations in the value of other currencies in which we may generate revenues or incur costs may be difficult to predict and could cause us to incur currency exchange losses.  Receivables and liabilities in currencies other than the functional currency could also move adversely to us from the date of accrual by us to the date of actual settlement of receivables or liabilities in a currency other than the functional currency. A disparity between the accrual and settlement amounts due to currency exchange costs could have a material adverse affect on our business. We cannot predict the effect of exchange rate fluctuations on our future operating results.  Future fluctuations in currency exchange rates could materially and adversely affect our business.

Certain governments with whom we may do business may impose restrictions over the conversion of their currencies into U.S. dollars or other foreign currencies.  There can be no assurance that we will be able to convert foreign revenues into U.S. dollars for repatriation and this may adversely affect our business.

We do not currently intend to pay dividends on our common stock and, consequently, the ability to achieve a return on your investment in our common stock will depend on appreciation in the price of our common stock.  If our common stock does not appreciate in value, investors could suffer losses in their investment in our common stock.

We do not expect to pay cash dividends on our common stock. Any future dividend payments are within the absolute discretion of our Board of Directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, contractual restrictions, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our Board of Directors may deem relevant. We may not generate sufficient cash from operations in the future to pay dividends on our common stock.  As a result, the success of your investment in our common stock will depend on future appreciation in its value.  The price of our common stock may not appreciate in value or even maintain the price at which you purchased our shares.  If our common stock does not appreciate in value, investors could suffer losses in their investment in our common stock.

You may experience dilution of your ownership interests due to the future issuance of additional shares of our common stock which could be materially adverse to the value of our common stock.

As of that date of this Report, we have 54,000,000 shares of our common stock issued and outstanding.  We are authorized to issue up to 100,000,000 shares of common stock. Our Board of Directors may authorize the issuance of additional common or preferred shares under applicable state law without shareholder approval.  We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes. Future sales of substantial amounts of our common stock, or the perception that sales could occur, could have a material adverse effect on the price of our common stock.  If we need to raise additional capital to expand or continue operations, it may be necessary for us to issue additional equity or convertible debt securities.  If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted and such equity securities may have rights, preferences or privileges senior or more advantageous to our common stockholders.

We anticipate that our common stock will initially be considered to be a "Penny Stock," which will cause the trading of our stock to be subject to significant regulations that could adversely affect the value of our common stock.

We anticipate that our common stock will initially be a low-priced security, or a “penny stock” as defined under rules promulgated under the Exchange Act.   A stock is a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.  As a result of these effects, the trading value of our common stock could be materially and adversely affected.

Broker-dealer requirements may affect the trading and liquidity of our stock which could materially and adversely affect the value of our common stock.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated there under by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effectuating any transaction in a penny stock for the investor's account.   Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.  These requirements could discourage interest in trading in our common stock and could materially and adversely affect the public trading value of our common stock.

Our securities will be subject to sales restrictions imposed by state “Blue Sky Laws” that will limit the States where our stock may be traded and could reduce the public market value of our stock.

State securities regulations may affect the transferability of our shares.  We have not registered any of our shares for sale or resale under the securities or "blue sky" laws of any state.  We do not currently plant to register or qualify our shares for sale or resale in any state.  In many states, but not all states, shareholders can generally make unsolicited sales of securities through registered broker-dealers.  Arkansas, Georgia, Illinois, Louisiana, New York, North Dakota, Ohio, Oregon and Tennessee, do not permit shareholders to make unsolicited sales of securities through broker dealers.  Persons who desire to purchase our shares in any trading market that may develop in the future should be aware that these state regulations may limit sales and purchases of our shares.  The inability to trade or sell our common stock in certain states could materially and adversely affect the public market value of our stock.

There is no public trading market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network which may adversely affect the ability of our investors to sell their shares.

Our common stock is not listed on any exchange or quoted on any quotation service, and there is currently no public market for our common stock.  We can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock which could also adversely affect the price of any sales of our common stock.

If a trading market for our securities develops, it may be volatile which could make it difficult to sell shares of common stock or cause sales of common stock at a loss.

If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history.  Furthermore, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.

The equity markets have recently experienced significant price and volume fluctuations that have adversely affected the market prices for many companies' securities.  These fluctuations may not be directly attributable to the operating performance of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell shares of our common stock at a loss.

Shares eligible for future sale may adversely affect the market price of our common stock.  The future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act of 1933, as amended, subject to certain compliance requirements.  In general, under Rule 144, unaffiliated stockholders (or stockholders whose shares are aggregated) who have satisfied a six month holding period may sell shares of our common stock, so long as we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the applicable period preceding such sale.  Generally, once a period of six months has elapsed since the date the common stock was acquired from us or from an affiliate of ours, unaffiliated stockholders can freely sell shares of our common stock so long as the requisite conditions of Rule 144 and other applicable rules have been satisfied.  Also generally, twelve months after acquiring shares from us or an affiliate, unaffiliated stockholders can freely sell their shares without any restriction or requirement that we are current in our SEC filings.  Any substantial sales of common stock pursuant to Rule 144 may have an adverse affect on the market price of our common stock.

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404(a) of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as such control standards are modified, supplemented or amended from time to time, we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud.  If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

Certain holders of our common stock exert significant influence over our company and may make decisions with which other stockholders may disagree that could reduce the value of our stock.

A Few Brilliant Minds Inc. and 2238646 Ontario Inc. together now own a total of 38,700,000 of our 54,000,000 issued and outstanding shares, which represents 71.7% of our shares.  As a result, A Few Brilliant Minds Inc. and 2238646 Ontario Inc. have the ability to exert significant influence over our business and may make decisions with which other stockholders may disagree, including, among other things, the appointment of officers and directors, changes in our business plan, delaying, discouraging or preventing a change of control of Loto or a potential merger, consolidation, tender offer, takeover or other business combination.  The two shareholders are parties to an agreement which includes certain mutual covenants, including nominating and voting for an equal number of representatives to serve on our Board of Directors.

Item 2.	Financial Information

Selected Financial Data

Pursuant to permissive authority under Regulation S-K, Rule 301, we have omitted selected financial data.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Forward Looking Statements

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this Report.  Some of the statements contained in this Report that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. However, as the Company intends to issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Report, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition;
•	General economic conditions; and
•	Changes in government regulations.

The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Plan of Operation

We are a development stage company.  We are developing a patent-pending software application which permits the secure purchase of lottery tickets on commercially available “smart” phones and similar mobile telecommunications devices.  A smart phone is a mobile phone offering advanced capabilities, often with personal computer-like functionality, such as e-mail, Internet access and other applications.  Our proprietary technology for facilitating the purchase of lottery tickets through commercially available smart phones and other mobile devices addresses all elements of lottery play, including secure player registration and authorization, number selection, settlement, winning number notification and other direct-to-customer marketing opportunities.  We intend to license our software application to governments and other lottery operators as our primary source of revenue.  We do not intend to become a lottery operator.  During the foreseeable future, we expect to pursue our business only outside of the United States because current laws in the United States prohibit sales of lottery tickets utilizing mobile telecommunications devices.  Our business plan calls for launching our mobile lottery application in the target markets of Canada, Mexico, South America, Asia (China), Africa (South Africa) and Europe (Turkey and the United Kingdom of Great Britain).  We intend to pursue opportunities in the United States as soon as applicable laws permit operation of our business.

We have developed a working demonstration model of our application which is operable on most Blackberry smart phones (including the Pearl, the Curve, the Bold, and 8800 series).  Our demonstration model of the application includes several of the components of mobile lottery functionality, including lottery game selection, lottery number picking and lottery number authorization.  We have designed and we plan to include player registration, financial settlement and player messaging functions in the next version of our software.  We believe the next version of our application will be commercially viable and will provide a complete, fully functional and flexible mobile lottery platform for lottery operators worldwide.

As of the date of this Report, our mobile lottery software application has not yet been commercially tested or utilized by any lottery operators and we have not yet generated any revenues from our technology.  We have developed working demonstrations of our lottery application (which is operable on most Blackberry smart phones including the Pearl, the Curve, the Bold, and 8800 series), as well as a scratch card game which is operating on Android devices.  Our current lottery demonstration model of our software includes three of the six components that together will constitute our full mobile lottery application.  The completed components include lottery game selection, lottery number picking and lottery number authorization.  The three components remaining to be developed include player registration, financial settlement and player messaging functions.  We issued an RFP (request for proposal) to six qualified suppliers on August 25, 2009, indicating that we intend to develop the remaining components of our full feature system.  The purpose of this RFP is to build the various modules necessary for lottery play on mobile cell phones, including player registration, ticket selection, ticket registration, settlement, and direct to player communication and marketing.  After scoring, conducting due diligence, and initial contracting, we have selected one supplier to develop our software products.  Pending final contract completion and execution, we expect the next version of our software to be ready for commercialization in approximately nine months from the date of this Report.  The continuing development of our software application and the plans for commercial launch of our product are subject to many uncertainties that present material risks to investors.

Results of Operations

Loto was incorporated in the state of Nevada on April 22, 2009, and our wholly-owned subsidiary Mobilotto was incorporated in the province of Ontario in September 2008.  On May 13, 2009, Loto acquired all of the issued and outstanding shares of Mobilotto (which included all intellectual property of the mobile lottery purchase system).  We have concentrated our efforts on developing our business strategy and obtaining financing.  We have working models ready for demonstration and we have commenced our initial sales and marketing program.  We have had early stage meetings with some lottery operators in Canada and we are actively pursuing other opportunities in Canada and elsewhere.  Our mobile lottery software application has not yet been utilized by any lottery operators and we have not yet derived any revenues from our technology.  There is no guarantee that we will be able to successfully develop and launch our technology or that it will generate sufficient revenue to sustain our operations.

Liquidity and Capital Resources

As at February 28, 2010 we had a cash deficit of $95. Subsequent to such period, the Company’s cash has increased to $150,000 (unaudited) as of the date of this Report.  The cash on hand in our bank accounts will be sufficient to maintain our operations only for approximately two months from the date of this Report. We have also prepaid rent in the amount of $8,119 as a condition of renting business premises, which commenced on July 1, 2009 at Suite 460, 20 Toronto Street in Toronto, Ontario.  We also own fixed assets with a cost of $24,927 which consists of general office equipment.

Current liabilities include $114,510 of accrued general office and business expenses. Also, during the second quarter of the year, the Company received an additional deposit for subscription of common shares of $100,000. This is in addition to the $300,000 that was received previously, although $150,000 of this balance was converted to shares on June 9, 2009. In addition, the Company drew down an additional $188,370 from the Standby Loan (as described below), and accrued interest increased $3,298 in the quarter ended February 28, 2010, for an aggregate amount outstanding of $342,595.

As a development stage company, we have limited capital and limited operating resources. We raised $170,000 under the terms of our co-founders’ agreements and our Series A private placements of restricted common stock.  The funds raised in the prior private placements will not be sufficient to meet our projected cash flow deficits from operations or to fund the development of our technology and products.

The cash on hand in our bank accounts will be sufficient to maintain our operations only for approximately two months from the date of this Report.  We estimate our total overhead, costs and expenses related to completion of a commercially deployable version of our mobile lottery application, obtaining certification of our system by the Gaming Standards Association (GSA) and initiating full rollout of our products to our target markets over the next twelve months will be approximately $2,000,000.  We expect to need additional amounts of funding commencing 12 months from the date of this Report in order to expand our operations.

Two of our current shareholders, 2238646 Ontario Inc. and 1476448 Ontario Inc. are parties to standby financing commitment to our Company under which they have agreed to provide the necessary funding up to $1,500,000 if we are unable to obtain revenues or other third-party financing (the “Standby Loan”).   This Standby Loan was originally made by Mhalka Capital Investments Ltd. and 1476448 Ontario Inc., however, 2238646 Ontario Inc. has replaced Mhalka Capital Investments Ltd.  We may draw on the standby financing commitment in monthly tranches in accordance with our operating requirements as set forth in our business plan. The available standby commitment amount will be reduced by the aggregate cash proceeds received by the Company which are derived from the issuance of any equity securities and Company gross revenues.  Draws on the commitment amount will be made on terms of unsecured Notes, with interest set on each Note as of the date of the draw at prime rate plus two percent per annum.  The Notes will mature and become repayable thirty calendar days after demand at any time following the earlier of (a) September 30, 2010 or (b) the date upon which we are in receipt of revenues or proceeds from the sales of equity securities.  We will give the lenders customary representations and warranties regarding the good standing of our Company and status of progress in respect of our Company business plan prior to each draw on the commitment amount, and we will provide certifications and covenants regarding use of proceeds of each draw, which will be in customary forms reasonably requested by the lenders as determined by reference to similar lenders making similar loans to similar companies.  The lenders will not be required to make any loans under the standby financing commitment to us if we are unable to make the representations, warranties, certifications or covenants, or if we are in breach of any previously given representations, warranties, certifications or covenants.  If we breach any of the Notes, the default rate will be 15% per annum and the lenders may seek recourse against our company for repayment of all of the Notes.

Management believes that without obtaining additional financing or developing an ongoing source of revenue, we will not be able to complete the development of our software and launch successfully. Although we have actively been pursuing new business opportunities, we cannot give assurance that we will succeed in this endeavor, or be able to enter into necessary agreements to pursue our business on terms favorable to us. Should we be unable to generate additional revenues or raise additional capital, we could eventually be forced to cease business activities altogether.

Results of Operations for the Three and Nine Months Ended February 28, 2010

Income

We are a development stage company and as of February 28, 2010 there were no contracts in place and no revenue has been received.  We do not expect that revenue will be realized until late 2010.  We have concentrated our efforts on developing our business strategy and obtaining financing.  We have working models ready for demonstration and we have commenced our initial sales and marketing program.  We have had early stage meetings with some lottery operators in Canada and we are actively pursuing other opportunities in Canada and elsewhere.  Our mobile lottery software application has not yet been utilized by any lottery operators and we have not yet derived any revenues from our technology.  There is no guarantee that we will be able to successfully develop and launch our technology or that it will generate sufficient revenue to sustain our operations.

Expenses

For the three and nine months ended February 28, the Company incurred $240,230 and $810,403 in total operating expenses.

Salaries expense was $106,003 for the quarter and $355,484 for the nine months ended February 28, 2010, and comprised payments to the President, the Chief Technology Officer, the Chief Information Officer, the Director of Sales & Marketing, and the Manager of Human Resources and Administration.

Legal fees incurred of $37,202 and $136,024 for the three and nine month periods ended February 28, 2010 were for the creation of all required public company filings, internal corporate needs, and reporting conformance, as well as for trademark and patent applications.

Marketing expenses of $2,231 and $34,222 for the three and nine month periods ended February 28, 2010 were incurred in the creation and printing of investor information, product information, specific lottery operator presentations, attendance at trade shows, and a display booth that will be used at lottery industry trade shows.

Rent expense of $20,464 and $54,125 for the three and nine month periods ended February 28, 2010 is for the head office of the Company, which is located at Suite 460, 20 Toronto Street in Toronto Ontario.

Systems development expenses of $12,943 and $42,171 for the three and nine months ended February 28, 2010 were incurred for the creation and scoring of the Company’s development request for proposal which was issued in late August, and on-going refinement of the Statement of Work and contract through to February 28, 2010.

Our Plan of Operation for the Next Twelve Months

Our path to revenue is based upon completing the following work plan over the next twelve months:

1.   Completion of the patent and trademark registrations.

2.   Adherence to our Marketing Plan (see below section).

3.   Completion of the systems development to ensure we have a robust product and all the required modules for end-to-end lottery play (including player registration, numbers selection, authorization, settlement, and player communication / marketing).  We are in the final stages of our supplier selection, and once a supplier is selected, programming should be completed in approximately six to eight months thereafter.

4.   As opportunities arise, partner with game developers to be able to offer new and varied mobile games, in addition to mobilizing existing lottery games.

5.   Remain flexible in our business model to operate as a lottery retailer/distributor, license the technology for use, or sell the technology for use in a pre-defined jurisdiction, preferably in that order, as conditions deem appropriate.

6.   Complete appropriate certifications in promising jurisdictions to become a lottery retailer/distributor and/or supplier to specific lottery operators.

7.   Partner with the emerging internet gaming suppliers and new lottery licensees to mobilize their offerings.

8.   Proactive communication and presentations to prospective lottery operators of our products, status, and understanding their needs.

Marketing Plan:

Our marketing plan is a combination of branding, lottery association participation, communication, presentations, and meetings with lottery operators, public messaging, and partnership initiatives with other corporate entities. Specifically, our plan calls for:

1.   Attending and participating in lottery association events / tradeshows in order to meet prospective clients, speak about mobile lottery opportunities, and present the Loto and Mobilotto brands. These would include the World Lottery Association as well as the North American Association of State & Provincial Lotteries, among others.

2.   Review each geographical region to justify the development of mobile gaming environment.  Prioritization would be given to those countries with a combination of material lottery revenues, a high penetration of smart phone devices, favorable internet gaming regulations, and operators who express an interest in our product and service.

3.   On a prioritized country basis, study the local lottery regulations, understand global and specific country lottery issues, and contact the lottery operators for visitation and demonstration of Loto products.  Currently, opportunities appear to be strong in Canada, Mexico, Southeast Asia, and Europe.  Also, the US may become a market for Loto should existing restrictions on internet lottery be changed, or Loto’s geo-locational restrictions be confirmed.

4.   While brand and product marketing will be supported by the lottery operators and by the mobile network operators, we intend on pursuing additional local marketing efforts including mass awareness campaigns, cause support, and seeking specific customer input.

5.   Develop relationships with existing internet gaming companies to “mobilize” their product offerings.

6.   Once Loto’s product is developed and contracts in place, generate incremental sales through direct to customer marketing through their mobile devices.

7.   Engage foreign agents in selected jurisdictions to assist in lottery operator meetings and general business development

Working Capital

While we do not have in-place working capital to fund normal business activities, we are actively seeking financing for $1,500,000 with requirements for an additional $3,500,000 after the next 12 month period.

Contractual Obligations and Other Commercial Commitments

The sole on-going commitment we have is for the rental of our head office, which runs to the end of February 2011 at a rate that approximates $7,500 per month.
Warrants

As of February 28, 2010, we had no outstanding warrants.

Common Stock

As of February 28, 2010, there were 55,000,000 shares issued and outstanding, of which 44,000,000 are restricted from trading.  There was also $250,000 in subscriptions received but not yet issued for an additional 166,667 shares.

Significant Business Challenges

In addition to the challenge of raising adequate capital in order to fully deploy our business plan, the significant business challenges that our management expects to encounter over the next year and beyond, as well as the known trends, demands, uncertainties that may affect our Company’s financial condition include the following matters:

•
We have not yet completed the software development of all components constituting our full feature mobile lottery application and our financial condition would be materially and adversely affected if we are not able to complete our software development;

•
Since there has not yet been any commercial utilization of our application it will be more difficult for us to close sales of our untested product with prospective lottery operator customers of our Company and we may not able to derive any revenues from our product;

•
If our product does not perform as anticipated, we may be unable to obtain any contracts with lottery operators, or if we are able to enter into contracts but the product is not performing, we could become subject to litigation, which in either case could adversely affect our financial condition;

•
Our patent application is currently pending and if the patent is not granted we may not be able to fully protect our intellectual property which could adversely affect our ability to benefit from our technology;

•
If our pending patent is granted, the costs of enforcing our patent and other intellectual property rights may be disproportionate to any potential revenues, or we may be required to defend allegations from third parties alleging infringement of their rights, which in either case could adversely affect our financial condition;

•
We rely on a small management team and a small group of employees who may not be able to be fully responsive to all aspects of operating our business, and if we increase our personnel the additional administrative and overhead costs could be burdensome, which in either case could adversely affect our financial condition;

•
The international focus of our business model implicates higher costs and expenses than domestic companies, including foreign language translation, compliance with local laws, business practices favoring local competitors, compliance with multiple, conflicting and changing governmental laws and regulations as well as changing governments, any of which could adversely affect our financial condition;

•	We expect intensifying competition in our target markets which could force us to lower our pricing, reduce our margins, lower our market share and reduce expectations of profitability;

•
The current international economic slowdown and credit freeze may continue without resolution which could adversely affect the financial condition of prospective customers and end-users, thus diminishing the prospects for sales and impairing our own financial condition;

•
Foreign competitors who are not subject to U.S. anti-corruption laws and regulations may engage in illegal and unfair business practices with which we cannot compete that could impair our ability to obtain contracts from lottery operators in our target foreign markets;

•
Our financial results could be damaged if prospective lottery operator customers decide to develop their own mobile lottery solution or utilize a third party solution using alternative software and hardware technologies;

•
The market for mobile lottery services is still in the early stages of development, and if the market for our services does not develop as we anticipate, it will have an adverse effect on our financial condition;

•	Our business is subject to evolving technology and if we are unable to upgrade our technologies responsive to changes in the industry our financial condition could be adversely affected;

•	We will rely on third party technology and hardware providers and if there is a failure of the products or services rendered by these providers our financial condition could be adversely affected;

•
Implementation of additions or changes in third-party hardware and software platforms used to deliver our services to our customers and end-users may result in performance problems which could adversely affect our financial condition;

•
There has not yet been adoption of international standards applicable to mobile lottery solutions and as such we may have to change or modify our application to conform to disparate standards which could adversely affect our financial condition;

•
If we are able to enter into contracts with international lottery operators, we will be subject foreign currency exchange risks, different pricing environments; different tax regimes and regional economic and political conditions.  Any of these factors, either individually or collectively, could have a material adverse effect on our business and results of operations; and

•	Gaming opponents persist in their efforts to curtail legalized gaming which, if successful, could limit our operations or cause us to cease doing business.

Publicly Reporting Company Considerations

We will face several material challenges of operating as a publicly reporting company and we expect to incur significant costs and expenses applicable to us as a public company.   We anticipate that our initial costs and expenses of complying with our public reporting company obligations will be approximately $150,000 annually which we expect to pay for out of proceeds from our financing efforts during the next first twelve months from the date of this Report.  Subsequent to the next twelve month reporting and compliance period, we expect to pay for our publicly reporting company compliance and reporting costs from our revenues.  We must structure, establish, maintain and operate our Company under corporate policies designed to ensure compliance with all required public company laws, rules, regulations, including, without limitation, the Securities Act of 1933, the Securities Act of 1934, the Sarbanes-Oxley Act of 2002, the Foreign Corrupt Practices Act and the respective rules and regulations promulgated thereunder.  Some of our more significant challenges of becoming a publicly reporting company will include the following:

•
We will have to carefully prepare and file in the format mandated by the SEC all periodic filings required by the Securities Exchange Act of 1934 (Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and interim reports of material significant events on Form 8-K), as well as insider reporting compliance for all officers and director under Section 16 of the Securities Exchange Act of 1934 on Forms 3, 4 and 5;

•
In addition to auditing our annual financial statements and maintaining our books and records in accordance with the requirements of the Securities Act of 1934, we will have to prepare and submit our accounting controls and procedures for audit in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which requires increased corporate responsibility and accountability;

•	We will have to assure that our Board committee charters, corporate governance principles, Board committee minutes are properly drafted and maintained;

•
We will have to carefully analyze and assess all disclosures in all forms of public communications, including periodic SEC filings, press releases, website postings, and investor conferences to assure legal compliance;

•
We will have assure corporate and SEC legal compliance with respect to proxy statements and information statements circulated for our annual shareholder meetings, shareholder solicitations and other shareholder information events;

•	We will have to assure securities law compliance for all equity-based employee benefit plans, including registration statements and prospectus distribution procedures;

•
We will have to continuously analyze the specific impact on our Company of all significant SEC initiatives, policies, proposals and developments, as well as assess the rules of Public Company Accounting Oversight Committee on governance procedures of Company and our audit committee;

•	We will have to comply with the specific listing requirements of a stock exchange if we qualify and apply for such listing;

•	We expect that being a public company will increase our director and officer liability-insurance costs;

•	We will have to engage and interface with a Transfer Agent regarding issuance and trading of our common stock, which may include Rule 144 stock transfer compliance matters; and

•	We expect that our costs for legal services will increase as a function of our needs to seek guidance on securities law disclosure questions and evolving compliance standards.

In addition to the foregoing, our reporting and compliance costs and expenses may increase substantially if we are able to deploy our business model on an international basis, which will add significant cross-border jurisdictional complexity to our regulatory compliance program and our accounting controls and procedures.  We have assigned a high priority to corporate compliance and our public company reporting obligations, however, there can be no assurance that we will have sufficient cash resources available to satisfy our public company reporting and compliance obligations.  If we are unable to cover the cost of proper administration of our public company compliance and reporting obligations, we could become subject to sanctions, fines and penalties, our stock could be barred from trading in public capital markets and we may have to cease operations.

Our actual results may differ from our projections if there are material changes in any of the factors or assumptions upon which we have based our projections.  Such factors and assumptions, include, without limitation, the development of our proprietary technology platform and our products, the timing of such development, market acceptance of our products, protection of our intellectual property, our success in implementing our strategic, operating and personnel initiatives and our ability to commercialize our products, any of which could impact sales, costs and expenses and/or planned strategies and timing.  As a result, it is possible that we may require significantly more capital resources to meet our capital needs.

Off-Balance Sheet Arrangements

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We did not have any operations which implicated market risk as of the end of the latest fiscal year.  We expect that our planned operations will engender market risk, particularly with respect to foreign currency exchange rate risk.  We intend to implement an analysis and assessment program which will on a regular basis determine exposures of Loto to such risks.  We expect to report the results of all such quantitative and qualitative risk assessments prior to entering into any material agreements, and on a regular monthly and annual basis to our audit committee so that responsive risk management measures can be discussed and actions taken to the extent reasonably feasible.  Inflationary factors in the future, such as increases in overhead costs, may adversely affect our operating results.  A high rate of inflation in the future may have an adverse effect on our ability to manage selling, general and administrative expenses as a percentage of net revenues if our revenues do not increase with these increased costs.

Item 3.	Properties

Our principal executive offices are located at Suite 460, 20 Toronto Street, Toronto, Ontario, M5C 2B8.  We have a sub-lease in effect until February 2011 for 2,950 square foot location, with a cost of approximately $7,000.00 per month, which commenced in July 2009. We believe that this property is adequate for our current and immediately foreseeable operating needs.  At the present time, we do not own any real estate.  We do not have any policies regarding investments in real estate, securities or other forms of property.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned as of April 19, 2010 by (i) those persons or groups known to us to beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares.  The percentage of ownership set forth below reflects each holder’s ownership interest in the 54,000,000 shares of Loto’s common stock issued and outstanding as of April 19, 2010.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock
A Few Brilliant Minds Inc. (1)	19,400,000	35.9%
2238646 Ontario Inc. (2)	19,300,000	35.7%
Stephen Knight	0	0%
Steve Baker	0	0%
Gino Porco through A Few Brilliant Minds Inc. (1)	19,400,000	35.9%
Trevor Eyton (3)	550,000	1.0%
Donald Ziraldo (4)	1,300,000	2.4%
Randall Barrs, personally and through 2238646 Ontario Inc. (5)	19,750,000	36.3%
Alan Ralph (6)	150,000	0.3%
All officers and directors as a group (7 persons) (1, 2, 3, 4, 5, 6,)	41,150,000	72.9%

For each individual or entity listed above, the mailing address is: c/o Loto Inc., Suite 460, 20 Toronto Street, Toronto, Ontario, Canada M5C 2B8, except as otherwise indicated below.

(1) Gino Porco, Director and co-founder, has sole voting and dispositive control over the Loto shares owned by A Few Brilliant Minds Inc., an Ontario corporation which is located at c/o Loto Inc., Suite 460, 20 Toronto Street, Toronto, Ontario, Canada M5C 2B8.  For purposes of comprehensive disclosure, the 19,400,000 shares owned by Mr. Porco are indicated twice in the table above, once in his own name and once in the name of A Few Brilliant Minds Inc.

(2) Randall Barrs, director, has sole voting and dispositive control over the Loto shares owned by 2238646 Ontario Inc., an Ontario corporation located at 23 Bedford Road, Toronto, Ontario M5R 2J9, Canada.  Mr. Barrs is the sole officer, director and shareholder of 2238646 Ontario Inc.  For purposes of comprehensive disclosure, the 19,300,000 shares owned by Mr. Barrs are indicated twice in the table above, once in his own name and once in the name of his Ontario corporation.

(3) Trevor Eyton in his capacity as a director of the Company has been granted compensation arrangements which provide that he may elect compensation in either cash or in options of the Company as follows: in Calendar Year One, $75,000 if election for Cash or 250,000 Shares at option exercise price of $1.00 per share if election for Options; Calendar Year Two $150,000 if election for Cash or 300,000 Shares at option exercise price of $1.00 per share if election for Options.  Mr. Eyton may elect compensation either in cash or in options of the Company to be issued 12 months after the date of hereof with respect to Calendar year one and 24 months after the date hereof with respect to calendar year two.  In the event Mr. Eyton selects options in lieu of cash, all such options shall be fully vested and exercisable upon the respective date of grant and Mr. Eyton may exercise all such options following the date of issuance thereof until expiration thirty-six months from the date hereof.  If Mr. Eyton elects to receive all of his compensation in options, he will have the right to acquire up to an aggregate of 550,000 shares of Company common stock upon exercise of such options.

(4) Donald Ziraldo in his capacity as a director of the Company has been granted options to purchase 1,300,000 shares of the Company’s common stock at a purchase price of $1.50 per share.  The options will vest 12 months on April 19, 2011, and Mr. Ziraldo may exercise up to 650,000 such options on April 19, 2011 and a further 650,000 options on April 19, 2012.  The right to exercise all of the options will expire and terminate on April 19, 2013.

(5) Randall Barrs in his capacity as a director of the Company has been granted options to purchase 450,000 shares of the Company’s common stock at a purchase price of $1.50 per share.  The options will vest on April 19, 2011 and Mr. Barrs may exercise up to 225,000 such options on April 19, 2011 and 225,000 options on April 19, 2012.  The right to exercise all of the options will expire and terminate on April 19, 2013.

(6) Alan Ralph in his capacity as a director of the Company has been granted options to purchase 150,000 shares of the Company’s common stock at a purchase price of $1.50 per share.  The options will vest on April 19, 2011 and Mr. Ralph may exercise up to 75,000 such options on April 19, 2011 and 75,000 options on April 19, 2012.  The right to exercise all of the options will expire and terminate on April 19, 2013.

Potential Changes in Control

At the present time, there are no arrangements known to Loto, including any pledge by any person of securities of Loto, the operation of which may at a subsequent date result in a change in control of Loto.

Stock Option Plan Information

To date, Loto has not adopted a Stock Option Plan.  Loto may adopt an option plan in the future.

Adverse Interests

The Company is not aware of any material proceeding to which any director, officer, or affiliate of the Company, or any owner of record or beneficially of more than five percent of any class of the Company’s voting securities, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Item 5.	Directors and Executive Officers

Directors and Executive Officers

The following table presents information with respect to our officers, directors and significant employees as of April 21, 2010.

NAME	AGE	POSITION

Stephen Knight	51	President, Chief Executive Officer and Chief Financial Officer, Director

Steve Baker	59	Chief Technology Officer

Gino Porco	42	Director

Trevor Eyton	75	Director

Donald Ziraldo	61	Director

Randy Barrs	61	Director

Alan Ralph	65	Director

Stephen Knight.  Mr. Knight has served as Loto’s President and Chief Executive Officer since May 13, 2009.  From October 2008 to May 12, 2009, Mr. Knight was President and CEO of Mobilotto Systems, Inc.  From December 2007 through September 2008, Mr. Knight was engaged in marketing consulting for major brands in the United States and Canada.  From November 1998 through December 2007, Mr. Knight served as Senior Vice President of Credit & Loyalty Management as well as an officer for Hudson’s Bay Company.  Mr. Knight was appointed Chief Financial Officer of Loto on June 3, 2009.  Mr. Knight was appointed as a Director of the Company on April 19, 2010.

Steve Baker.  Mr. Steve Baker has served as the Company’s Chief Technology Officer since January 26, 2010.  From May 2003 until January of 2009, Mr. Baker was the Vice President of Infrastructure Delivery Services at the Ontario Lottery and Gaming Corporation, where he supervised day to day operation of the organization’s data center and responsibility for the organization’s infrastructure.

Gino Porco.  Mr. Porco is a Co-Founder of Loto Inc. and he has served as a Director of the Company since May 13, 2009. Mr. Porco has overseen the development of our technology initiatives from planning stage through development and performance testing. Mr. Porco has supervised multiple development teams working on both network development and infrastructure and device applications and technologies, driving our various core offerings.  Since 2002, Mr. Porco has been President of Envenia Networks, which designs and implements best-of-breed, carrier-class voice networking solutions.  Mr. Porco has consulted on various telecommunication projects, lending expertise to the development of Sky Voice, Digital World, Power Telephone, Carrier and Compu-call communication, as well as various Internet projects since its rise to prominence in the late 1990’s.  Mr. Porco is the sole officer, director and shareholder of A Few Brilliant Minds Inc., an Ontario corporation which owns approximately 35.9% of our issued and outstanding shares as of the date of this Report.

Trevor Eyton.  Mr. Trevor Eyton has served as a Director of the Company since January 26, 2010.  Appointed to Canada’s Senate in 1990, Mr. Eyton served on three committees- Banking, Trade and Commerce, Transport and Communications and Scrutiny of Regulations, where he was the Joint Chair.  Mr. Eyton retired from the Canadian Senate in 2009.  A lawyer by training, Mr. Eyton served as President and Chief Executive Officer of Brascan (now Brookfield Asset Management Inc.) from 1979 until 1990, and as Chairman and Senior Chairman from 1990 until 1998.  Mr. Eyton has served on the board of directors of other corporations, including Coca-Cola Enterprises Inc. (where he served as a director from 1998-2007) and on the boards of numerous charitable organizations.

Donald Ziraldo.  Mr. Donald Ziraldo has served as a Director of the Company since January 26, 2010.  From 1975 until 2006, Mr. Ziraldo was the President of Inniskillin Wines Inc.  Mr. Ziraldo is currently Chairman, Vineland Research and Innovation Center; a member of the Board of Directors, Shaftsbury Films, and a member of the Board of Directors, Canassat Pharmaceuticals.

Randy Barrs.  Mr. Randy Barrs has served as a Director of the Company since January 26, 2010.  Mr. Barrs is an attorney in Toronto, Canada.  Mr. Barrs is the sole officer, director and shareholder of 2238646 Ontario Inc., an Ontario corporation which owns approximately 35.7% of our issued and outstanding shares as of the date of this Report.

Alan Ralph.  Mr. Alan Ralph has served as a Director of the Company since March 1, 2010.  Mr. Ralph is a Chartered Accountant and a former member of the Deloitte & Touche National Committee for Audit and Assurance Services in Canada.  Retired since 2007, Mr. Ralph has over 30 years of experience as a Partner at Deloitte & Touche LLP.  As Director of Audit and Assurance, Mr. Ralph was responsible for approximately 20 partners and associated partners, as well as over 150 professional staff located in the firm’s Windsor, London, Kitchener, Hamilton and Niagara offices.  Mr. Ralph served as the Chair of the St. Catharines Transit Commission for eleven years.  He served as the President of the St. Catharines Golf & Country Club for five years.  Mr. Ralph has also served as a director on various Boards and Associations including the Niagara Regional Development Corporation, St. Catharines Chamber of Commerce, St. Catharines Downtown Association, St. Catharines Promotion Task Force, the Niagara District CA Association and the Vineland Research and Innovation Center.  Mr. Ralph served as the Interim Chief Financial Officer of Niagara Vintners Incorporated until 2008.  He now serves as an independent consultant to winery investors and owners as well as several other small business enterprises.

Term of Office

All of our directors are appointed for a one-year term to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders.  Our executive officers are appointed by our Board of Directors and hold office until removed by the Board.

At the present time, two of our stockholders, 2238646 Ontario Inc. and A Few Brilliant Minds Inc. have agreed as co-founders of the company that the Board shall be composed of an equal number of persons nominated by each founder.  Each founder: (i) shall accept such nominations as exclusive and binding as and when made; and (ii) shall vote only for such persons nominated by the founders, respectively, so that the Board at all times consists of an equal number of representatives of each founder.  If for any reason at any time the Board is not composed of an equal number of persons nominated by each founder, no actions may be taken by the other founder’s representatives other than duly appointing or duly electing a nominee of the other founder then having the right to equalize representation on the Board with such founder’s nominees.

Significant Employees

At the present time, we have no key employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Founders, Promoters and Control Persons

The founders and their respective affiliates of our Company are construed to be Promoters and Control Persons of our Company since inception:

Current Promoters and Control Persons

NAME	POSITION

A Few Brilliant Minds Inc.(1)	Founder of Loto, Stockholder, Promoter and Control Person

2238646 Ontario Inc. (2)	Stockholder, Promoter and Control Person

Gino Porco (1)	Director and Promoter

Randall Barrs (2)	Director and Promoter

(1) Gino Porco, Director and co-founder of our Company, has sole voting and dispositive control over the Loto shares owned by A Few Brilliant Minds Inc.

(2) Randall Barrs, Director of our Company, has sole voting and dispositive control over the Loto shares owned by 2238646 Ontario Inc.

Former Promoters and Control Persons

Mhalka Capital Investments Ltd. (1)	Founder of Loto, Former Stockholder, Former Promoter and Former Control Person

Marsha Collins (1)	Former Director, Treasurer & Secretary and Former Promoter

(1) On April 19, 2010, Mhalka Capital Investment Ltd. sold its shares of the Company’s common stock to 2238646 Ontario Inc.  Mr. Randall Barrs, a director of the Company, is the sole officer, director and shareholder of 2238646 Ontario Inc.  The voting and dispositive control over the shares of Loto formerly owned by Mhalka Capital Investments Ltd. was exercised by Perpetum Finance Inc.  The directors of Perpetum Finance Inc. are Peter Luis O. Gross, Kim Fessler, Roelant L.M. Siemer and Sylvia Fahm.  Mr. Peter Gross had sole signatory authority and sole voting and dispositive control over the Loto shares owned by Mhalka Capital Investments Ltd., and the other three directors had authority when signing together to exercise voting and dispositive control over the Loto shares owned by Mhalka Capital Investments Ltd.  Marsha Collins, a former Director of the Company, is a contingent beneficiary of a trust which is the sole owner of Mhalka Capital Investments Ltd.  Ms. Collins did not have any voting control or power of disposition over any of the shares which were owned by Mhalka Capital Investments Ltd. or the trust.  At the present time, neither Mhalka Capital Investments Ltd. nor Marsha Collins owns any shares of Loto’s common stock.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director (or person nominated to become director), executive officer, founder, promoter or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 6.	Executive Compensation

Summary Compensation Table

During the fiscal year ended May 31, 2009, neither Loto nor its subsidiary Mobilotto paid any cash compensation to our Chief Executive Officer, Stephen Knight, or any of our other executive officers. Loto is currently negotiating compensation arrangements with its executive officers and expects to enter into agreements with them in the foreseeable future.

The Company had no executive officers whose total annual salary and bonus exceeded $100,000.  Loto was incorporated on April 22, 2009 and Mobilotto was incorporated on September 16, 2008.

Director Compensation

From the inception of Loto on April 22, 2009 and Mobilotto on September 16, 2008 through the fiscal year ended May 31, 2009, no compensation was paid by the Company to its directors.

Employment Agreements

The Company currently has no employment agreements with its executive officers or other employees.

Outstanding Equity Awards at Fiscal Year-End

During the fiscal year ended May 31, 2009, neither Loto nor Mobilotto paid any stock, options or other equity awards to any officer, director, employee or other person.  No stock, options or other equity awards are anticipated to be issued by Mobilotto.  Subsequent to the fiscal year ended May 31, 2009, Loto paid options to certain members of the Company’s Board of Directors.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

In connection with the founding of Loto and the acquisition of Mobilotto, on May 13, 2009, Loto issued 20,000,000 shares of restricted common stock to A Few Brilliant Minds Inc. in exchange for all of the issued and outstanding shares of Mobilotto Systems, Inc. to Loto. The sole owner of A Few Brilliant Minds Inc., Mr. Gino Porco, is a director of Loto. On the same date, Loto issued 20,000,000 shares of restricted common stock to Mhalka Capital Investments Ltd. in consideration for the payment of $20,000.00 to Loto. Ms. Marsha Collins served as a director of Loto from April 22, 2009 until January 26, 2010, as nominated by Mhalka Capital Investments Ltd. Mr. Porco and Ms. Collins, as the sole directors of Loto and as representatives of the sole shareholders of Loto as of the date of the foregoing transactions, ratified and approved the transactions pursuant to the terms and conditions of the Founders’ Agreement by and among A Few Brilliant Minds Inc., Mhalka Capital Investments Ltd. and Loto. Except as otherwise disclosed herein, since the beginning of the last fiscal year, neither Loto nor Mobilotto entered into any other transactions, nor are there any currently proposed transactions, in which Loto or Mobilotto was, or is, to be a participant and in which any related person had or will have a direct or indirect material interest.

On April 19, 2010, Mhalka Capital Investments Ltd. sold 19,300,000 shares of the Company’s common stock to 2238646 Ontario Inc. pursuant to a Stock Purchase Agreement in which 2238646 Ontario Inc. agreed to pay the purchase price in the form of a note in the amount of $28,950,000, which shall accrue interest at the rate of prime rate plus 1.5%, and shall be due in three years. Mr. Randall Barrs is the owner and sole officer and director of 2238646 Ontario Inc. Mr. Barrs is also a director of Loto. On April 19, 2010, Mhalka Capital Investments Ltd. also entered into a Share Tender and Cancellation Agreement, pursuant to which each of Mhalka Capital Investments Ltd. and A Few Brilliant Minds Inc. agreed to the cancellation of 500,000 shares of the Company’s common stock. In addition, On April 19, 2010, Mhalka Capital Investments Ltd. transferred 200,000 shares of its common stock and A Few Brilliant Minds Inc. transferred 100,000 shares of its common stock in third party transactions. As of April 19, 2010 Mhalka Capital Investments Ltd. has no stock ownership in the Company.

A Few Brilliant Minds Inc. and 2238646 Ontario Inc. together beneficially own approximately 71.7% of our outstanding common stock, which gives them a controlling interest in Loto. A Few Brilliant Minds Inc. and 2238646 Ontario Inc. are both deemed to be promoters and control persons of Loto, as well as Mr. Porco and Mr. Randall Barrs individually. Mr. Porco does not receive and has not received any compensation, as a designated director serving on the Board of Directors of Loto Inc. pursuant to the nomination of A Few Brilliant Minds Inc. Ms. Collins did not receive any compensation in her capacity as an officer of the Company. On April 19, 2010, Mr. Randall Barrs was issued stock options as compensation for his services as a director. He was issued options to purchase 450,000 shares of the Company’s common stock, at a purchase price of $1.50 per share. The options will vest twelve months after the date of issuance. Mr. Barrs may exercise up to 225,000 such options upon such vesting date and 225,000 further options twenty-four months from the date of issuance. The options will terminate upon the expiration of thirty-six months from the date of issuance.

On August 3, 2009, Mhalka Capital Investments Ltd., together with 1476448 Ontario Inc., made a standby financing commitment to our Company, under which they agreed to provide the necessary funding to our Company of up to $1,500,000 if we are unable to obtain third-party financing. Ms. Marsha Collins served as a director of Loto as nominated by Mhalka Capital Investments Ltd. from April 22, 2009 to January 26, 2010. Ms. Marsha Collins recused herself from deliberations and voting in respect of the Loto Board of Directors assessment and decision to enter into the financing commitment agreement with Mhalka Capital Investments Ltd. Mr. Gino Porco, acting in his capacity as the sole voting member of the Board of Directors of Loto with respect to review and assessment of the financing commitment agreement, determined that the financing commitment agreement is fair and reasonable, and approved the financing commitment agreement.

On April 19, 2010, Mhalka Capital Investment Ltd. sold its shares of the Company’s common stock to 2238646 Ontario Inc., who entered into a Novation to the Standby Financing Commitment with the Company pursuant to which 2238646 Ontario Inc. agreed to the remaining commitments of Mhalka Capital Investment Ltd. thereunder.  Under the terms and conditions of the financing commitment, we may draw on the standby financing commitment in monthly tranches in accordance with our operating requirements as set forth in our business plan as of the date of this Report.  The available standby commitment amount will be reduced by the aggregate cash proceeds received by the Company which are derived from the issuance of any equity securities and Company gross revenues after the date of this Report.  Draws on the commitment amount will be made on terms of unsecured Notes, with interest set on each Note as of the date of the draw at prime rate plus two percent per annum.  The Notes will mature and become repayable thirty calendar days after demand at any time following the earlier of (a) September 30, 2010 or (b) the date upon which we are in receipt of revenues or proceeds from the sales of equity securities.  We will give the lenders customary representations and warranties regarding the good standing of our Company and status of progress in respect of our Company business plan prior to each draw on the commitment amount, and we will provide certifications and covenants regarding use of proceeds of each draw, which will be in customary forms reasonably requested by the lenders as determined by reference to similar lenders making similar loans to similar companies.  The lenders will not be required to make any loans under the standby financing commitment to us if we are unable to make the representations, warranties, certifications or covenants, or if we are in breach of any previously given representations, warranties, certifications or covenants.  If we breach any of the Notes, the default rate will be 15% per annum and the lenders may seek recourse against our company for repayment of all of the Notes.

During the past five years, none of the following occurred with respect to any founder, promoter or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMMITTEES; DIRECTOR INDEPENDENCE

Currently, all actions that would otherwise be performed by standing committees of the Board of Directors are performed by the entire Board, except for our audit committee, which handles the hiring of our independent public accountants and the oversight of the independent auditor relationship, the review of our significant accounting policies and our internal controls.  The sole member of our audit committee is Alan Ralph.

The Board of Directors has analyzed the independence of each director and has determined that three of Loto’s five directors, Alan Ralph, Donald Ziraldo and Trevor Eyton, are independent under the rules of the NASDAQ Stock Market LLC.  The Board of Directors has determined that each of Loto’s directors has relationships that would cause him and her not to be an “independent director” under the specific criteria of Section 5605(a)(2) of the NASDAQ Manual.

Item 8.	Legal Proceedings

We are not aware of any pending or threatened litigation against us that we expect will have a material adverse effect on our business, financial condition, liquidity, or operating results. We cannot assure you that we will not be adversely affected in the future by legal proceedings.

Item 9.	Market Price of Registrant’s Common Equity and Related Shareholder Matters

Market Information

The Company’s common stock is authorized for quotation on the Over the Counter Bulletin Board under the symbol LOTI.  To date, no trading has occurred on the Over the Counter Bulletin Board.

Holders

As of the date of this Report there are 54,000,000 shares of common stock issued and outstanding.

As of the date of this Report there are 11 holders of record of our common stock.

Dividend Policy

We have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

Securities Authorized for Issuance Under Equity Compensation Plans

At the present time, we have no securities authorized for issuance under equity compensation plans.

Item 10.	Recent Sales of Unregistered Securities

On May 13, 2009 the two co-founders of Loto entered into a Founders’ Agreement with each other and the company. Mhalka Capital Investments Ltd. was issued 20,000,000 shares of Loto restricted common stock in exchange for contributing $20,000.00 to Loto. On the same date, A Few Brilliant Minds Inc. was issued 20,000,000 shares of Loto restricted common stock in exchange for all of the equity interests of Mobilotto Systems, Inc. which is now a wholly owned subsidiary of Loto. The sole owner of A Few Brilliant Minds Inc. is Mr. Gino Porco, a director of Loto. Ms. Marsha Collins served as a director of Loto from April 22, 2009 to January 26, 2010 as nominated by Mhalka Capital Investments Ltd. Loto issued the shares of restricted common stock in the co-founder transactions in reliance on the exemption from securities registration under Section 4(2) of the U.S. Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

Mhalka Capital Investments Ltd. no longer owns these shares.  On April 19, 2010, Mhalka Capital Investments Ltd. agreed to the cancellation of 500,000 shares and transferred 200,000 shares to another party.  On April 19, 2010, Mhalka Capital Investments Ltd. sold 19,300,000 shares of the Company’s common stock to 2238646 Ontario Inc. pursuant to a Stock Purchase Agreement in which 2238646 Ontario Inc. agreed to pay the purchase price in the form of a note in the amount of $28,950,000, which shall accrue interest at the rate of prime rate plus 1.5%, and shall be due in three years.  Mr. Randall Barrs is the owner and sole officer and director of 2238646 Ontario Inc.  Mr. Barrs is also a director of Loto.

On June 9, 2009, we sold an aggregate of 15,000,000 shares of our restricted common stock in a Series A private placement with six accredited investors at a purchase price of $0.01 per share for an aggregate purchase price of $150,000.  These issuances were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.  With respect to five of the six investors, we also relied upon the exemption from registration provided by Regulation S.

Item 11.	Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share.  As of the date of this Report, there were 54,000,000 shares of our common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Two shareholders, A Few Brilliant Minds Inc. and 2238646 Ontario Inc., collectively own 38,700,000 shares of our common stock and together control 71.7% of our outstanding common stock.  Pursuant to the Founders’ Agreement between A Few Brilliant Minds Inc. and 2238646 Ontario Inc. (the “Founders’ Agreement”), each of these two co-founding stockholders has agreed to jointly nominate and vote for an equal number of their respective nominees directors to our Board of Directors.  Holders of our common stock do not have cumulative voting rights. Therefore, the two holders of a majority of our shares can elect all of the directors.  Holders of our common stock representing a majority of the voting issued and outstanding shares, as represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

The Founders’ Agreement also contains both a “Right of First Refusal” and “Tag Along Rights.”  The Right of First Refusal generally provides that if either A Few Brilliant Minds Inc. or 2238646 Ontario Inc. receives a third-party offer to purchase its shares of our common stock, the other party shall have a first right to purchase such shares on the offered terms.  The Tag Along Rights provide that if either A Few Brilliant Minds Inc. or 2238646 Ontario Inc. accepts an offer to sell its securities, the other party may also sell a proportionate amount of its shares of our common stock on the offered terms.  Certain exceptions apply to both the Right of First Refusal and the Tag Along Rights with respect to permitted transfers made to the Founder’s estate, trust, family partnership or an affiliate of the Founder or transfers made for regulatory or tax compliance purposes. Any transferee of Founder stock must agree to the same terms, conditions and restrictions on transfer as set forth in the Founders’ Agreement, including the provisions governing the Right of First Refusal and Tag Along Rights.  The Founders’ Agreement also contains provisions indemnifying 2238646 Ontario Inc. and the Company in respect of the Mobilotto shares, the intellectual property and business plan contributed to the Company by A Few Brilliant Minds Inc.

Limitation on the liabilities of Directors

Section Four of the additional articles of our Articles of Incorporation provide that a director of Loto shall not be personally liable to Loto or its stockholders for monetary damages for breach of fiduciary duty as a director, with limited enumerated exceptions providing that this shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Loto or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Nevada Revised Statutes; or (iv) for any transaction from which the director derived an improper personal benefit.  The Articles of Incorporation also provide that if the Nevada Revised Statutes are hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of Loto shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes as so amended.  Any repeal or modification of this Article by the stockholders of Loto or otherwise shall not adversely affect any right or protection of a director of Loto existing at the time of such repeal or modification.  These provisions may limit the ability of our stockholders to recover damages against our directors through legal proceeding or otherwise.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Our Articles of Incorporation state that these provisions will not apply.

Item 12.	Indemnification of Directors and Officers.

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article VIII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an Affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an Affiliate, to the fullest extent permitted by law.

Item 13.	Financial Statements and Supplementary Data

Paritz & Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598 E-Mail: PARITZ@paritz.com

Certified Public Accountants

Board of Directors
Loto Inc.
(A Development Stage Company)
Mississauga, Ontario, Canada

We have audited the accompanying consolidated balance sheet of Loto Inc. (A Development Stage Company) (the “Company”) as of May 31, 2009 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from inception (September 16, 2008) to May 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception, has an accumulated loss of $10,979 as of May 31, 2009 and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon, among other things, the continued financial support from its shareholders, the ability of the Company to obtain necessary equity or debt financing and the attainment of profitable operations.  These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loto Inc.  (A Development Stage Company) as of May 31, 2009, and the results of its operations and its cash flows for the period from inception (September 16, 2008) to May 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Paritz & Company, P.A.

Hackensack, New Jersey
June 9, 2009

LOTO INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

MAY 31, 2009

ASSETS

CURRENT ASSETS:
Cash	$169,203

TOTAL CURRENT ASSETS AND TOTAL ASSETS	$169,203

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued expenses	$10,000
Deposit for subscription to common stock	150,000
Due to stockholder	91

TOTAL CURRENT LIABILITIES AND TOTAL LIABILITIES	160,091

STOCKHOLDERS’ EQUITY:
Common stock, par value $.0001,
100,000,000 shares authorized
40,000,000 shares issued and outstanding	4,000
Additional paid-in capital	16,091
Deficit accumulated during development stage	(10,979)

TOTAL STOCKHOLDERS’ EQUITY	9,112

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$169,203

Proforma stockholders’ equity assuming the sale of common stock referred to in Note 4 had occurred by May 31, 2009	$159,112

See notes to consolidated financial statements

LOTO INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

FROM INCEPTION (SEPTEMBER 16, 2008) TO MAY 31, 2009

REVENUES	$-

COSTS AND EXPENSES:
General and administrative expenses	10,979

NET LOSS	$(10,979)

Basic and diluted loss per common share	$-

Basic and diluted average common shares outstanding	40,000,000

Proforma loss per common share assuming sale of common stock referred to in Note 4 had occurred by May 31, 2009	$-

See notes to consolidated financial statements

LOTO INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FROM INCEPTION (SEPTEMBER 16, 2008) TO MAY 31, 2009

	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total

BALANCE – SEPTEMBER 16, 2008	-	$-	$-	$-	$-

Capital contribution in connection with formation of Mobilotto, Inc.	-	-	91	-	91

Net loss	-	-		(10,979)	(10,979)

Sale of 20,000,000 shares at $.001 per share	20,000,000	2,000	18,000	-	20,000

Shares issued in connection with Acquisition of Mobilotto, Inc.	20,000,000	2,000	(2,000)	-	-

BALANCE – MAY 31, 2009	40,000,000	$4,000	$16,091	$(10,979)	$9,112

See notes to consolidated financial statements

LOTO INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM INCEPTION (SEPTEMBER 16, 2008) TO MAY 31, 2009

OPERATING ACTIVITIES:
Net loss	$(10,979)
Change in operating assets and liabilities:
Accrued expenses	10,000

NET CASH USED IN OPERATING ACTIVITIES	(979)

INVESTING ACTIVITIES:
Sale of common stock	20,091
Deposit for stock subscription	150,000
Loan from stockholder	91

NET CASH PROVIDED BY INVESTING ACTIVITIES	170,182

INCREASE IN CASH AND CASH – END OF PERIOD	$169,203

See notes to consolidated financial statements

LOTO INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2009

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business Description

Loto Inc. (“Loto” or the “Company”), together with our wholly owned subsidiary Mobilotto Systems, Inc. (“Mobilotto”), are development stage companies.  We have developed a patent-pending software application that permits the secure purchase of lottery tickets on commercially available “smart” phones and similar mobile telecommunications devices.  A smart phone is a mobile phone offering advanced capabilities, often with personal computer-like functionality, such as e-mail, Internet access and other applications.  Our proprietary technology for facilitating the purchase of lottery tickets addresses all elements of lottery play, including secure player registration and authorization, number selection, settlement, winning number notification and other direct-to-customer marketing opportunities.  We intend to operate or license our software application with governments and other lottery operators as our primary source of revenue.  We do not intend to become a lottery operator.  During the foreseeable future, we expect to pursue our business only outside of the United States since current laws in the United States prohibit sales of lottery tickets utilizing mobile telecommunications devices.  We intend to pursue opportunities in the United States as soon as applicable laws permit operation of our business. Our mobile lottery software application has not yet been utilized by any lottery operators and we have not yet generated any revenues from our technology.

Basis of Consolidation and Development Stage Activities

These consolidated financial statements include the accounts of Loto Inc. which was incorporated on April 22, 2009 in the state of Nevada and its wholly-owned subsidiary, Mobilotto Systems, Inc which was incorporated in Ontario, Canada on September 16, 2008.   On May 13, 2009 the stockholders of Mobilotto contributed all of the outstanding equity interests in Mobilotto to the Company in exchange for 20,000,000 shares of the Company’s common stock.  This transaction has been accounted for as a transaction between entities under common control in accordance with Financial Accounting Standard Board Statement 141 (“SFAS 141”). Accordingly, the net assets were recognized in the consolidated financial statements at their carrying amounts in the accounts of Mobilotto at the transfer date and the results of operations of Mobilotto are included as though the transaction had occurred at the beginning of the period.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars.  All intercompany balances and transactions have been eliminated.

Since inception the Company has been engaged in organizational activities, has been developing its business model and has not earned any revenue from operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise”, as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).   Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.

Property and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight line basis over the expected useful life as follows:

Computer equipment and software	3 years
Office furniture and equipment	5 years
Leasehold improvements	term of the lease

Repairs and maintenance expenditures are charged to operating expense as incurred.  Replacements and major renewals are capitalized.

Accounting for the Impairment or Disposal of Long-Lived Assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of the asset may not be recoverable.  For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset, or group of assets, is less than their carrying value.  If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and the fair value.  Fair values are determined based on quoted market values, discounted cash flows, or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

We recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable when we have persuasive evidence of an arrangement, prices are fixed or determinable, services or products are provided to the customer, and collectability is probable and reasonably assured depending upon the applicable revenue recognition guidance followed.  The following are specific revenue recognition policies.

Loto expects to have contracts between the mobile network operators and/or the lottery operators, depending upon the jurisdiction of business.  Revenue from lottery services is determined as a percentage of the amount of retail sales of lottery tickets pursuant to the terms of the contract.  This revenue will be recognized when the lottery purchase transaction is completed and confirmed to the mobile device.

Revenue from the sale of a lottery system, which includes the customization of software, is recognized on the percentage of completion method of accounting, based on the ratio of costs incurred to estimated costs to complete.

Revenue from the licensing of customized lottery software is recognized over the term of license on the basis as identified in the contracts.

Revenue derived from software maintenance on lottery software is recognized ratably over the maintenance period.

Revenue derived from enhancements to lottery software is recognized at the time such enhancements are accepted by the customer.

Development Costs

It is the Company’s policy to expense all software and application development costs as the Company’s future revenues and business operations are uncertain as to quantum, timing, and realization.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 Foreign Currency Translation, using the exchange rate prevailing at the balance sheet date. Revenue and expenses accounts are translated at average exchange rates during the period.  Historical cost balances are re-measured using historical exchange rates. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.  Foreign currency transactions are primarily undertaken in Canadian dollars.  The Company has not to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Income Taxes

Income tax expense is based on pre-tax financial accounting income.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Basic and Diluted Net (Loss) Per Common Share (“EPS”)

Basic net (loss) per share is computed by dividing the net (loss) attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period.  Diluted net income per common share includes the potential dilution that could occur upon exercise of warrants or conversion of debt to acquire common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income per common share.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued expenses.  The fair value of these financial instruments approximates their carrying values due to their short maturities.

Recent Accounting Pronouncements

Business Combinations (SFAS 141R) requires most identifiable assets, liabilities, non-controlling interests and goodwill acquired in a business combination to be recorded at “full fair value”.  Under SFAS 141R, all business combinations will be accounted for under the acquisition method.  Significant changes, among others, from current guidance resulting from SFAS 141R include the requirement that contingent assets and liabilities and contingent consideration shall be recorded at the estimated fair value as at the acquisition date, with any subsequent changes to fair value charged or credited to earnings.  Further, acquisition related costs will be expensed rather than treated as part of the acquisition.  SFAS is effective for periods beginning on or after December 15, 2008.

Non-Controlling Interests in Consolidated Financial Statements (FAS 160)  requires the ownership interests in subsidiaries held by other parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position.  FAS 160 is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008.

The Hierarchy of Generally Accepted Accounting Principles (SFAS 162) identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-government entities that are presently in conformity with U.S. GAAP.

We do not expect the adoption of any recent accounting pronouncements to have a material effect on the financial statements of the Company.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception, has an accumulated loss of $10,979 as of May 31, 2009 and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon, among other things, the continued financial support from its shareholders, the ability of the Company to obtain necessary equity or debt financing and the attainment of profitable operations.  These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern.

NOTE 4 – DEPOSIT FOR SUBSCRIPTION TO COMMON STOCK

Loto has received subscriptions for private placements pending for the sale of an aggregate of 15,000,000 shares of restricted common stock to six accredited investors at a purchase price of U.S. $0.01 per share for an aggregate purchase price of U.S. $150,000.  The private placement is anticipated to close by mid-June.

NOTE 5 - LITIGATION

The Company is not aware of any legal actions against it.  From time to time in the future, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

NOTE 6 – SUBSEQUENT EVENT

On June 4, 2009, Loto amended its certificate of incorporation to change its par value from $.001 per share to $.0001 per share.  Retroactive effect has been given to the above in the accompanying statement of stockholders’ equity.

LOTO INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

	February 28, 2010	May 31, 2009

CURRENT ASSETS:
Cash	$(95)	$169,203
Prepaid rent	8,119	-
Employee advance	2,857	-
GST Receivable	20,420	-

TOTAL CURRENT ASSETS	31,301	169,203

Capital assets, at cost	24,927	-
Accumulated amortization	(4,797)	-
Net capital assets	20,130	0

TOTAL ASSETS	$51,431	$169,203

LIABILITIES and STOCKHOLDERS' (DEFICIENCY) EQUITY

CURRENT LIABILITIES:
Accrued liabilities	$114,510	$10,000
Deposit for subscription of common shares	250,000	150,000
Standby loan	342,595	-
Due to stockholder	91	91

CURRENT LIABILITIES AND TOTAL LIABILITIES	707,196	160,091

STOCKHOLDER'S EQUITY:
Common stock, par value $0.0001
100,000,000 shares authorized
55,000,000 shares issued and outstanding	5,500
40,000,000 shares issued and outstanding		4,000
Additional paid-in capital	164,591	16,091
Other comprehensive loss	(4,474)	-
Deficit accumulated during development stage	(821,382)	(10,979)

TOTAL STOCKHOLDERS' (DEFICIENCY) EQUITY	$(655,765)	$9,112

TOTAL LIABILITIES AND STOCKHOLDERS'
(DEFICIENCY) EQUITY	$51,431	$169,203

Proforma stockholders' equity (deficiency) assuming the sale of common stock referred to in Note 4 had occurred by February 28, 2010	$(405,765)	$159,112

See notes to the consolidated financial statements

LOTO INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Nine Months Ended February 28, 2010	For the Three Months Ended February 28, 2010	From Inception (September 16, 2008) to February 28, 2010

REVENUES	-	-	-

COSTS AND EXPENSES:
General and administrative expenses	810,403	240,230	821,382

NET LOSS FOR THE PERIOD	810,403	240,230	821,382

Basic earnings per share (55,000,000 shares issued and outstanding)	$(0.01)	$(0.00)	$(0.01)

Proforma earnings per share assuming sale of common stock referred to in Note 4 had occurred by February 28, 2010	$(0.01)	$(0.00)	$(0.01)

See notes to the consolidated financial statements

LOTO INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION (SEPTEMBER 16, 2008) TO FEBRUARY 28, 2010

	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Other Comprehensive Loss	Total

BALANCE - SEPTEMBER 16, 2008

Capital contribution in connection with formation of Mobilotto, Inc.			91			91

Net loss				(10,979)		(10,979)

Sale of 20,000,000 shares at $.0001 per share	20,000,000	2,000	18,000			20,000

Shares issued in connection with Acquisition of Mobilitto, Inc.	20,000,000	2,000	(2,000)			0

BALANCE - MAY 31, 2009	40,000,000	4,000	16,091	(10,979)	0	9,112

Sale of 15,000,000 shares at $.0001 per share	15,000,000	1,500	148,500			150,000

Net loss				(211,428)		(211,428)

Other comprehensive income resulting from foreign exchange transactions					(3,095)	(3,095)

BALANCE - AUGUST 31, 2009	55,000,000	5,500	164,591	(222,407)	(3,095)	(55,411)

Net loss				(358,745)		(358,745)

Other comprehensive income resulting from foreign exchange transactions					(588)	(588)

BALANCE - NOVEMBER 30, 2009	55,000,000	5,500	164,591	(581,152)	(3,683)	(414,744)

Net loss				(240,230)		(240,230)

Other comprehensive income resulting from foreign exchange transactions					(791)	(791)

BALANCE - FEBRUARY 28, 2010	55,000,000	5,500	164,591	(821,382)	(4,474)	(655,765)

See notes to the consolidated financial statements

LOTO INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Nine Months Ended February 28, 2010	For the Three Months Ended February 28, 2010	From Inception (September 16, 2008) To February 28, 2010

OPERATING ACTIVITIES:
Net loss for the period	(810,403)	(240,230)	(821,382)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	4,797	2,022	4,797
Changes in operating assets and liabilities:
Prepaid rent	(8,119)	0	(8,119)
Employee advance	(2,857)	0	(2,857)
Other current assets	(20,420)	(7,593)	(20,420)
Accrued liabilities	104,510	24,085	114,510

NET CASH USED IN OPERATING ACTIVITIES	(732,492)	(221,716)	(733,471)

INVESTING ACTIVITIES:
Acquisition of capital assets	(24,927)	-	(24,927)

NET CASH USED IN INVESTING ACTIVITIES	(24,927)	0	(24,927)

FINANCING ACTIVITIES:
Deposit for stock subscription	100,000	0	250,000
Proceeds from loan	342,595	191,668	342,595
Issuance of common stock	150,000	-	170,091
Proceeds from stockholder loan	-	-	91

NET CASH PROVIDED FROM INVESTING ACTIVITIES	592,595	191,668	762,777

Effect of exchange rates on cash	(4,474)	(791)	(4,474)

(DECREASE) INCREASE IN CASH	(169,298)	(30,839)	(95)

CASH - BEGINNING OF PERIOD	169,203	30,744	0

CASH - END OF PERIOD	(95)	(95)	(95)

LOTO INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 28, 2010

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Comparative Results

Comparison with the financial results for the three and nine months ended February 28, 2009 and financial position as at February 28, 2009 have not been presented as the company was not conducting any business during that period.

Organization and Business Description

Loto Inc. (“Loto” or the “Company”), together with it’s wholly owned subsidiary Mobilotto systems, Inc. (“Mobilotto”), are development stage companies. The Company is developing a patent-pending software application that permits the secure purchase of lottery tickets on commercially available “smart” phones and similar mobile telecommunications devices. A smart phone is a mobile phone offering advanced capabilities, often with personal computer-like functionality, such as e-mail, Internet access and other applications. Proprietary technology for facilitating the purchase of lottery tickets addresses all elements of lottery play, including secure player registration and authorization, number selection, settlement, winning number notification and other direct-to-customer marketing opportunities. It is the intention to operate or license software applications with governments and other lottery operators as the primary source of revenue. There is no intention to become a lottery operator. During the foreseeable future, the Company expects to pursue business only outside of the United States since current laws in the United States prohibit sales of lottery tickets utilizing mobile telecommunications devices. The mobile lottery software application has not yet been utilized by any lottery operators, and no revenues have yet been generated from the technology.

Basis of Consolidation and Development Stage Activities

These consolidated financial statements include the accounts of Loto Inc., which was incorporated on April 22, 2009 in the state of Nevada and its wholly-owned subsidiary, Mobilotto Systems, Inc., which was incorporated in Ontario, Canada on September 16, 2008. On May 13, 2009 the stockholders of Mobilotto contributed all of the outstanding equity interests in Mobilotto to the Company in exchange for 20,000,000 shares of the Company’s common stock. This transaction has been accounted for as a transaction between entities under common control in accordance with authoritative guidance issued by the Financial Accounting Standards Board. Accordingly, the net assets were recognized in the consolidated financial statements at their carrying amounts in the accounts of Mobilotto at the transfer date and the results of operations of Mobilotto are included as though the transaction had occurred at the beginning of the period.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. All intercompany balances and transactions have been eliminated.

Since inception the Company has been engaged in organizational activities, has been developing its business model and software, and marketing it’s product to lottery operators, but has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise”, as set forth in authoritative guidance issued by the Financial Accounting Standards Board. Among the disclosures required are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.

Capital Assets

Capital assets are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the expected useful life as follows:

Computer equipment and software	3 years
Office furniture and equipment	5 years
Leasehold improvements	term of the lease

Repairs and maintenance expenditures are charged to operating expense as incurred. Replacements and major renewals are capitalized.

Accounting for the Impairment or Disposal of Long-Lived Assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of the asset may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset, or group of assets, is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on quoted market values, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Accounting Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Revenue is realized or realizable when there is persuasive evidence of an arrangement, prices are fixed or determinable, services or products are provided to the customer, and collectability is probable and reasonably assured depending upon the applicable revenue recognition guidance followed. The following are specific revenue recognition policies.

 Loto expects to have contracts between the mobile network operators and/or the lottery operators, depending upon the jurisdiction of business. Revenue from lottery services is determined as a percentage of the amount of retail sales of lottery tickets pursuant to the terms of the contract. This revenue will be recognized when the lottery purchase transaction is completed and confirmed to the mobile device.

Revenue from the sale of a lottery system, which includes the customization of software, is recognized on the percentage of completion method of accounting, based on the ratio of costs incurred to estimated costs to complete.

Revenue from the licensing of customized lottery software is recognized over the term of license on the basis as identified in the contracts.

Revenue derived from software maintenance on lottery software is recognized ratably over the maintenance period.

Revenue derived from enhancements to lottery software is recognized at the time such enhancements are accepted by the customer.

Development Costs

It is the Company’s policy to expense all software and application development costs as incurred, as the Company’s future revenues and business operations are uncertain as to quantum, timing, and realization.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the applicable historical exchange rate. Revenue and expenses accounts are translated at average exchange rates during the period. Historical cost balances are re-measured using historical exchange rates. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Income Taxes

Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Basic and Diluted Net (Loss) Per Common Share (“EPS”)

Basic net (loss) per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted net income per common share includes the potential dilution that could occur upon exercise of warrants or conversion of debt to acquire common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income per common share.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued liabilities. The fair value of these financial instruments approximates their carrying values due to their short maturities.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception, has an accumulated loss of $821,382 as of February 28, 2010 and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon, among other things, the continued financial support from its shareholders, the ability of the Company to obtain necessary equity or debt financing, and the attainment of profitable operations. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern.

NOTE 4 – DEPOSIT FOR SUBSCRIPTION TO COMMON STOCK

As of May 31, 2009, Loto had received subscriptions for private placements pending for the sale of an aggregate of 15,000,000 shares of restricted common stock to six accredited investors at a purchase price of $0.01 per share for an aggregate purchase price of $150,000. The subscriptions were accepted and closed on June 9, 2009. On August 31, 2009, Loto received a private placement subscription of $150,000 from one investor to issue 100,000 shares at a purchase price of $1.50 per share. On October 7, 2009, Loto received an additional private placement subscription of $100,000 from one investor to issue 66,667 shares at a purchase price of $1.50 per share. These private placements are anticipated to close by late April 2010.

NOTE 5 – STANDBY LOAN

Two current shareholders, Mhalka Capital Investments Ltd. and 1476448 Ontario Inc., have made a standby financing commitment to the Company under which they will provide the necessary funding up to $1,500,000 if we are unable to obtain third-party financing (the “Standby Loan”). Loto may draw on the standby financing commitment in accordance with operating requirements as set forth in the business plan. The available standby commitment amount will be reduced by the aggregate cash proceeds received by the Company, which are derived from the issuance of any equity securities and Company gross revenues. Draws on the commitment amount are subject to interest as of the date of the draw at prime rate plus two percent per annum. These amounts become repayable thirty calendar days after demand at any time following the earlier of (a) September 30, 2010 or (b) the date upon which the Company is in receipt of revenues or proceeds from the sales of equity securities. Loto will give the lenders customary representations and warranties regarding the good standing of the Company and status of progress in respect of the business plan prior to each draw on the commitment amount, and Loto will provide certifications and covenants regarding use of the proceeds of each draw, which will be in customary forms reasonably requested by the lenders as determined by reference to similar lenders making similar loans to similar companies. The lenders will not be required to make any loans under the standby financing commitment to Loto if the Company is unable to make the representations, warranties, certifications or covenants, or if Loto is in breach of any previously given representations, warranties, certifications or covenants. If Loto breaches any of the covenants, the default rate will be 15% per annum and the lenders may seek recourse against the Company for repayment of all of the amounts.

NOTE 6 - LITIGATION

The Company is not aware of any legal actions against it. From time to time in the future, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business.

NOTE 7 – PAR VALUE OF SHARES

On June 4, 2009, Loto amended its certificate of incorporation to change its par value from $.001 per share to $.0001 per share. Retroactive effect has been given to the above in the accompanying statement of stockholders’ equity.

NOTE 8 – COMMITMENTS

The Company is obligated under a lease agreement to lease the premises at 20 Toronto Street in Toronto Ontario until February 28, 2011 at an annual rental approximating $87,000.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with our accountants regarding accounting and financial disclosure.

Item 15.	Financial Statements and Exhibits

(a)           Financial Statements

1.	Financial Statements for the period from inception (September 16, 2008) to May 31, 2009.

2.	Financial Statements for the nine month period ended February 28, 2010.

(b)           Exhibit List

Exhibit	Description

Exhibit No.	Description of Exhibits

Exhibit 3.1
Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

Exhibit 3.2	Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

Exhibit 3.3
Amendment to the Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

Exhibit 10.1
Founders’ Agreement, by and between the Company, A Few Brilliant Minds Inc. and Mhalka Capital Investments Ltd., dated as of May 13, 2009; incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

Exhibit 10.2
Form of Subscription Agreement, by and between the Company and the Series A Financing Subscribers (Regulation S Subscribers), incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

Exhibit 10.3
Form of Subscription Agreement, by and between the Company and the Series A Financing Subscribers (Section 4(2) Subscribers), incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

Exhibit 10.4
Form of Registration Rights Agreement, by and between the Company and the Series A Financing Subscribers, incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 10, 2009.

Exhibit 10.5
Standby Commitment Letter, by and between the Company, Mhalka Capital Investments Ltd. and 1476448 Ontario Inc., dated as of August 3, 2009, incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on August 5, 2009.

Exhibit 10.6	Share Tender and Cancellation Agreement, dated as of April 19, 2010, by and between the Company, A Few Brilliant Minds Inc. and Mhalka Capital Investments Ltd.

Exhibit 10.7	Financing Tender and Cancellation Agreement, dated as of April 19, 2010, by and between the Company, A Few Brilliant Minds Inc. and 2238646 Ontario Inc.

Exhibit 10.8	Novation to Founders’ Agreement, dated as of April 19, 2010, by and between the Company, A Few Brilliant Minds Inc., Mhalka Capital Investments Ltd. and 2238646 Ontario Inc.

Exhibit 10.9	Novation to Standby Commitment Letter, dated as of April 19, 2010, by and between the Company, Mhalka Capital Investments Ltd., 2238646 Ontario Inc. and 1476448 Ontario Inc.

Exhibit 10.10	Stock Purchase Agreement, dated as of April 19, 2010, by and between Mhalka Capital Investments Ltd. and 2238646 Ontario Inc.

Exhibit 10.11	Promissory Note, dated as of April 19, 2010, issued by 2238646 Ontario Inc.

Item 9.01:     Financial Statements and Exhibits.
Financial Statements

Those financial statements contained in Item 13, above are incorporated into this Item by reference thereto.

Exhibits

Those Exhibits contained in Item 15, above are incorporated into this Item by reference thereto.

#                      #                      #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOTO INC.

By:	/s/ Stephen Knight
Name: Stephen Knight
Title: Chief Executive Officer,
Principal Financial Officer and
Chief Accounting Officer

Date: April 21, 2010

SHARE TENDER AND CANCELLATION AGREEMENT
re Option Grants

THIS SHARE TENDER AND CANCELLATION AGREEMENT (the “Agreement”) is effective as of the 19th day of April, 2010 by and among Loto Inc., a corporation incorporated in the State of Nevada (referred to herein as “Loto” and the “Company”) and each of the signatory shareholders hereto (the “Shareholders”).

WHEREAS, the Shareholders are the registered and beneficial owners of shares of the Company’s common stock, $0.0001 par value (“Shares”); and

WHEREAS, the Shareholders and the Company have agreed that it is in the best interests of the Company that the Shareholders will each tender 500,000 shares of the Company’s common stock for cancellation, and that the Company may thereafter issue such number of shares for purposes related to the development of the Company.

NOW, THEREFOR, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. TENDER AND CANCELLATION OF SHARES

The Shareholders hereby each tender and agree to the cancellation of 500,000 Shares and deliver a certificate (or certificates) representing such shares to the Company for cancellation and return to treasury (the “Surrendered Shares”).

2. CONSIDERATION

The Shareholders recognize and acknowledge that the consideration given hereby for canceling the Surrendered Shares is deemed to be of adequate and sufficient value and the Shareholders hereby irrevocably covenant and agree to perform any and all obligations herein and pursuant to the terms and conditions hereto.

3. REPRESENTATIONS

Each of the Shareholders represent and warrant to the Company that:

a.	It is the owner of the Shares;
b.	It has good and marketable title to the Shares; and
c.	The Shares are free and clear of all liens, security interests, pledges, encumbrances or liabilities of any kind whatsoever.

4. STOCK POWER

The undersigned Shareholders, by the hand of its duly authorized undersigned officers or directors, hereby assigns and transfers title to the Company of the Surrendered Shares, as represented by the stock certificate(s) of such Shareholder, at such time as all terms and conditions in this Agreement are satisfied or waived, subject to delivery and acceptance by the Company’s Transfer Agent, and the Shareholder does hereby irrevocably constitute and appoint the law firm of Wuersch & Gering LLP as agent (the “Agent”) to cause the transfer of title of said shares of Common Stock on the books of the within named Company, with full power of substitution in the premises, effective as of the date of delivery to the Transfer Agent.  This provision shall be deemed to serve as a Stock Power and shall have the same full power, force and effect as a separate Stock Power instrument, which may be fully relied upon by the Company, the Agent and the Company’s Transfer Agent to the same and full extent as a separately endorsed Stock Power.

Share Tender and Cancellation Agreement

5. TRANSFER AGENT

The Transfer Agent is hereby expressly authorized by the Company and by the Shareholders to accept delivery of this Agreement and any related instruction letter via fax, or scan and e-mail, and the Transfer Agent is furthermore expressly authorized to accept the stock power contained herein without a medallion signature guarantee or notary authentication.  The Company shall indemnify the Transfer Agent, its principals and their successors and assigns from and against all losses or damages that may arise by reason thereof, and all costs, charges, expenses and all actions or suits, whether groundless or otherwise, it being the purpose of this Agreement of indemnity to fully protect said Transfer Agent and its principals, their successors and assigns in the premises.

6. MISCELLANEOUS

6.1	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

6.2
Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

6.3
Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

6.4
Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

6.5	Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

6.6
Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be considered given by the sender and received by the recipient as follows:  (a) on the date delivered, if personally delivered; (b) on the date sent by telecopy, if sent on a business day by 6:00 p.m. (EST) with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error; or if sent after that time, on the next succeeding business day; (c) on the next business day after being sent by recognized overnight mail service in time for and specifying next day or next business day delivery; or (d) five (5) business days after mailing, if mailed by United States postage-paid, certified or registered mail, return receipt requested, in each case addressed to the parties at their respective addresses or telecopier numbers on file with the Company as of the date hereof. All addresses for notice may be changed or modified only in accordance with the provisions for notice herein.

Share Tender and Cancellation Agreement

6.7
Entire agreement.  This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

6.8	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

6.9
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this Agreement as though the signature was an original.

6.10	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

6.11	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

6.12
Jurisdiction.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by binding arbitration in Toronto, Ontario, Canada pursuant to the rules of an arbitral forum mutually agreed upon by the Shareholders.  In the event that an arbitral forum is not agreed upon after delivery of notice by the Shareholder initiating such arbitration and forty-five days after confirmed receipt of such notice by the other Shareholder, then any court having competent jurisdiction over the Shareholder shall have full power and authority to appoint an arbitrator in Toronto, Ontario, Canada, who shall be a solicitor with not less than ten years corporate transactional experience.  The fees and costs of such arbitration shall be paid by the non-prevailing party.

[Signature Page Follows]

Share Tender and Cancellation Agreement

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

LOTO INC.

By:	/s/ Stephen Knight
	Name:	Stephen Knight
	Title:	Chief Financial Officer

Shareholder:
A FEW BRILLIANT MINDS INC.

By:	/s/ Gino Porco
	Name:	Gino Porco
	Title:	President

Shareholder:
MHALKA CAPITAL INVESTMENTS LTD.

By:	/s/ Perpetum Finance Inc.
	Name:	Perpetum Finace Inc.
	Title:	Director

FINANCING TENDER & CANCELLATION AGREEMENT

This Financing Share Tender & Cancellation Agreement (the “Agreement”) is effective as of the date set forth on the signature page hereto by and among Loto Inc., a corporation incorporated in the State of Nevada (referred to herein as “Loto” and the “Company”) and each of the signatory shareholders hereto (each, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, the Shareholders are the registered and beneficial owners of shares of the Company’s common stock, $0.0001 par value (“Shares”); and

WHEREAS, the Shareholders and the Company have agreed that it is in the best interests of the Company that each Shareholder will tender one-half-share of the Company’s common stock for cancellation in respect of each one share of the Company’s common stock sold in Company private placements, such that a total of one whole share will be tendered and cancelled in the aggregate by the Shareholders in respect of each one share of the Company’s common stock sold in private placements and four million shares shall be tendered cancelled by each Shareholder, whereby an aggregate total of eight million shares shall be tendered and cancelled by the Shareholders collectively.

NOW, THEREFOR, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. TENDER AND CANCELLATION OF SHARES

The Shareholders hereby agree that they shall each tender to the Company and have the Company cancel one-half (0.5) Share with respect to each one (1) whole Share of the Company’s common stock sold in private placements, such that a total of one (1) whole Share will be tendered and cancelled in the aggregate by the Shareholders in respect of each one share of the Company’s common stock sold in private placements, and the Shareholders shall in each such instance deliver the certificates representing all such Shares to the Company for cancellation in one or more tranches as and when requested by the Company (the “Surrendered Shares”).  Each Shareholder agrees to tender and cancel up to four million Shares each, such that the Shareholders together shall tender and cancel up to an aggregate total of eight million shares pursuant to the terms and conditions herein.

2. CONSIDERATION

The Shareholders recognize and acknowledge that the benefits to be obtained by the Company and the derivative value on the remaining portion of the Shares of the Shareholders is hereby deemed to be valuable to the Shareholders and is hereby deemed to be sufficient and adequate consideration in all respects and the Shareholders hereby irrevocably covenant and agree to promptly perform any and all obligations herein pursuant to the terms and conditions hereto.

3. REPRESENTATIONS

Each of the Shareholders represent and warrant to the Company that:

a.	It is the owner of the Shares;
b.	It has good and marketable title to the Shares; and
c.	The Shares are free and clear of all liens, security interests, pledges, encumbrances or liabilities of any kind whatsoever.

Financing Share Tender & Cancellation Agreement

4. STOCK POWER

Each of the undersigned Shareholders, by the hand of its duly authorized undersigned officers or directors, hereby assigns and transfers title to the Company of the Surrendered Shares, as represented by the stock certificate(s) of such Shareholder, at such time as all terms and conditions in this Agreement are satisfied or waived, subject to delivery and acceptance by the Company’s Transfer Agent, and the Shareholder does hereby irrevocably constitute and appoint the law firm of Wuersch & Gering LLP as agent (the “Agent”) to cause the transfer of title of said shares of Common Stock on the books of the within named Company, with full power of substitution in the premises, effective as of the date of delivery to the Transfer Agent.  This provision shall be deemed to serve as a Stock Power and shall have the same full power, force and effect as a separate Stock Power instrument, which may be fully relied upon by the Company, the Agent and the Company’s Transfer Agent to the same and full extent as a separately endorsed Stock Power.

5. TRANSFER AGENT

The Transfer Agent is hereby expressly authorized by the Company and by the Shareholders to accept delivery of this Agreement and any related instruction letter via fax, or scan and e-mail, and to accept fax or scanned copies of the aforementioned executed documents, and the Transfer Agent is furthermore expressly authorized to accept the stock power contained herein without a medallion signature guarantee or notary authentication.  The Company shall indemnify the Transfer Agent, its principals and their successors and assigns from and against all losses or damages that may arise by reason thereof, and all costs, charges, expenses and all actions or suits, whether groundless or otherwise, it being the purpose of this Agreement of indemnity to fully protect said Transfer Agent and its principals, their successors and assigns in the premises.

6. MISCELLANEOUS

6.1	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

6.2
Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

6.3
Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

6.4
Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

6.5
Assignment.  This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties, provided, however, each of the Shareholders may submit their respective Shares to escrow agency to the extent that the Company and the Agent are fully authorized to rely upon all terms and conditions herein in respect of such escrow agent and this Agreement is fully enforceable in such regard.

Financing Share Tender & Cancellation Agreement

6.6
Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be considered given by the sender and received by the recipient as follows:  (a) on the date delivered, if personally delivered; (b) on the date sent by telecopy, if sent on a business day by 6:00 p.m. (EST) with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error; or if sent after that time, on the next succeeding business day; (c) on the next business day after being sent by recognized overnight mail service in time for and specifying next day or next business day delivery; or (d) five (5) business days after mailing, if mailed by United States postage-paid, certified or registered mail, return receipt requested, in each case addressed to the parties at their respective addresses or telecopier numbers on file with the Company as of the date hereof. All addresses for notice may be changed or modified only in accordance with the provisions for notice herein.

6.7
Entire agreement.  This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

6.8	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

6.9
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this Agreement as though the signature was an original.

6.10	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

6.11	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and have been given a reasonable opportunity to do so.

6.12
Jurisdiction.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by binding arbitration in Toronto, Ontario, Canada pursuant to the rules of an arbitral forum mutually agreed upon by the Shareholders.  In the event that an arbitral forum is not agreed upon after delivery of notice by the Shareholder initiating such arbitration and forty-five days after confirmed receipt of such notice by the other Shareholder, then any court having competent jurisdiction over the Shareholder shall have full power and authority to appoint an arbitrator in Toronto, Ontario, Canada, who shall be a solicitor with not less than ten years corporate transactional experience.  The fees and costs of such arbitration shall be paid by the non-prevailing party.

Financing Share Tender & Cancellation Agreement

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of this 19th day of April, 2010.

LOTO INC.

By:	/s/ Stephen Knight
Name:	Stephen Knight
Title:	Chief Financial Officer

Shareholder:
A FEW BRILLIANT MINDS INC

By:	/s/ Gino Porco
Name:	Gino Porco
Title:	President

Shareholder:
2238646 ONTARIO INC.

By:	/s/ Jason Randall Barrs
Name:	Jason Randall Barrs
Title:

NOVATION

LOTO INC.

FOUNDERS’ AGREEMENT

This Novation to the Founders’ Agreement (this “Novation”) is made as of April 19, 2010, by and between Loto Inc. (the “Company”), Mhalka Capital Investments Ltd. (“Mhalka”), A Few Brilliant Minds Inc. (the “Inventor”) and 2238646 Ontario Inc. (the “Ontario Company” and together with the Company, Mhalka, and the Inventor, the “Parties”).

WHEREAS, on May 13, 2009, the Company, the Inventor and Mhalka entered into a Founders’ Agreement (the “Founders’ Agreement”), pursuant to which the Inventor and Mhalka entered into certain agreements regarding the funding, development and management of the Company;

WHEREAS, simultaneously herewith, Mhalka and Ontario Company are entering into an agreement pursuant to which Mhalka shall sell to Ontario Company all of the shares of the Company’s common stock owned by Mhalka; and

WHEREAS, the Parties have now determined that it is advisable that Ontario Company replace Mhalka as a party to the Founders’ Agreement;

NOW, THEREFORE, the Parties hereby covenant and agree that:

1.           Ontario Company shall fully and completely assume all rights, obligations and liabilities under the Founders’ Agreement, to the full extent set forth therein.

2.           Mhalka is released from any and all obligations and liabilities under the Founders’ Agreement, and shall have no further duty thereunder.

3.           Mhalka hereby transfers any and all rights under Founders’ Agreement to Ontario Company, including but not limited to continuing rights regarding the governance of the Company and the appointment of its Board of Directors.

4.           The Inventor hereby irrevocably waives any and all rights set forth in Sections 4, 5 and 6 of the Founders’ Agreement concerning Mhalka’s sale to Ontario Company, including any and all Rights of First Refusal, Tag-Along Rights or similar rights.

5.           All other terms and conditions of the Founders’ Agreement shall be and remain in full force and effect as therein written, including those provisions waived hereby.

6.           This Novation may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute but one instrument.

7.           In the event of any conflict or inconsistency between the provisions of this Novation and the provisions of the Founders’ Agreement, the provisions of this Novation shall govern and control to the extent of such conflict or inconsistency.

Novation- Loto Inc. -Founders’ Agreement

IN WITNESS WHEREOF, the Parties have caused this Novation to be duly executed by the authorized officer set forth below as of the date first above stated.

LOTO INC.

By:	/s/ Stephen Knight
	Name:	Stephen Knight
	Title:	Chief Financial Officer

MHALKA CAPITAL INVESTMENTS LTD.

By:	/s/ Perpetum Finance Inc.
	Name:	Perpetum Finance Inc.
	Title:	Director

A FEW BRILLIANT MINDS INC.

By:	/s/ Gino Porco
	Name:	Gino Porco
	Title:	President

2238646 ONTARIO INC.

By:	/s/ Jason Randall Barrs
	Name:	Jason Randall Barrs
Title:

NOVATION

LOTO INC.

STANDBY COMMITMENT AGREEMENT

This Novation to the Standby Commitment Agreement (this “Novation”) is made as of April 19, 2010, by and between Loto Inc. (the “Company”), Mhalka Capital Investments Ltd. (“Mhalka”), 1476448 Ontario Inc. (“1476448 Ontario”) (“1476448 Ontario”) and 2238646 Ontario Inc. (“2238646 Ontario” and together with the Company, Mhalka, and 1476448 Ontario, the “Parties”).

WHEREAS, on August 3, 2009, the Company, 1476448 Ontario and Mhalka entered into a Standby Commitment Agreement (the “Commitment Agreement”), pursuant to which 1476448 Ontario and Mhalka irrevocably agreed, that they would jointly and severally provide the Company up to an aggregate of One Million Five Hundred Thousand U.S. Dollars (US$1,500,000) (the “Commitment Amount”) pursuant to the terms and conditions set forth therein;

WHEREAS, simultaneously herewith, Mhalka and 2238646 Ontario are entering into an agreement pursuant to which Mhalka shall sell to 2238646 Ontario all of the shares of the Company’s common stock owned by Mhalka; and

WHEREAS, the Parties have now determined that it is advisable that 2238646 Ontario replace Mhalka as a party to the Commitment Agreement;

NOW, THEREFORE, the Parties hereby covenant and agree that:

1.           2238646 Ontario shall fully and completely assume all rights, obligations and liabilities under the Commitment Agreement, to the full extent set forth therein, including all prior and future Mhalka obligations to the Company with respect to loans of the Commitment Amount.

2.           Mhalka is hereby released from any and all rights, obligations and liabilities under the Commitment Agreement, and shall have no further duty thereunder to either 2238646 Ontario or the Company; and the Company hereby agrees to indemnify and hold Mhalka harmless in respect of any and all prior or future obligations under the Commitment Agreement.

3.           All other terms and conditions of the Commitment Agreement shall be and remain in full force and effect as therein written.

4.           This Novation may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute but one instrument.

5.           In the event of any conflict or inconsistency between the provisions of this Novation and the provisions of the Commitment Agreement, the provisions of this Novation shall govern and control to the extent of such conflict or inconsistency.

Novation - Loto Inc.- Standby Commitment Agreement

IN WITNESS WHEREOF, the Parties have caused this Novation to be duly executed by the authorized officer set forth below as of the date first above stated.

LOTO INC.

By:	/s/ Stephen Knight
	Name:	Stephen Knight
	Title:	Chief Financial Officer

MHALKA CAPITAL INVESTMENTS LTD.

By:	/s/ Perpetum Finance Inc.
	Name:	Perpetum Finance Inc.
	Title:	Director

1476448 ONTARIO

By:	/s/ Joe Ertel
	Name:	Joe Ertel
	Title:	President

2238646 ONTARIO

By:	/s/ Jason Randall Barrs
	Name:	Jason Randall Barrs
Title:

2

STOCK PURCHASE AGREEMENT

Private Purchase and Sale of Common Stock of Loto Inc.

THIS AGREEMENT is made and entered into as a private transaction of the date set forth on the signature page below, by and between the Seller set forth on the signature page hereto (the “Seller”) and the purchaser set forth on the signature page below (the “Purchaser”);

WHEREAS, the Seller is the record owner and holder of common stock shares (the “Common Stock”), of Loto Inc., a Nevada corporation (the “Company”);

WHEREAS, the Seller desires to sell to Purchaser such shares of Common Stock of the Company set forth on the signature page below, (“Stock”); and

WHEREAS, the Purchaser desires to purchase the Stock and the Seller desires to sell the Stock, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the adequacy of which is expressly acknowledged as sufficient in all respects, the Seller and the Purchaser hereby agree as follows:

1.	PURCHASE AND SALE.

(a)
Subject to the terms and conditions hereinafter set forth, at the Closing of the transaction as defined herein, the Seller shall sell, convey, transfer, and deliver to the Purchaser the Stock, and the Purchaser shall purchase from the Seller the Stock for the purchase price in the aggregate as set forth on the signature page hereto (the “Purchase Price”).

(c)
The Closing of the transactions contemplated by this Agreement (the “Closing”), shall be deemed to occur after all three of the following conditions have been satisfied: (i) after acceptance of this Agreement by the Seller, (ii) after receipt of the Note representing payment for the Stock; and (iii) upon receipt by the Purchaser of the stock certificate representing the purchased Stock into escrow of the Escrow Agent as defined herein.

(d)
The Purchase Price for the Stock shall be delivered by the Purchaser in the form of a Note, in the form set forth as Exhibit A hereto (the “Note”).  The Note shall be for the full amount of the Purchase Price and shall have an interest rate equal to prime rate plus 1.5%.  The principal and interest shall be due three (3) years from the date of its execution.

(e)
Acceptance of the Agreement shall be subject to delivery of anti-money laundering due diligence documentation which is satisfactory to the bank of the Seller, the requirements of which are set forth on the Signature Page hereto.  The Seller reserves the right to request any and all supplemental anti-money laundering due diligence information which it deems necessary, as determined and requested at its sole discretion and the Seller may reject the acceptance of any proceeds delivered as the Purchase Price if such due diligence information is not satisfactory to the Seller.

Stock Purchase Agreement

2.	REPRESENTATIONS AND WARRANTIES OF SELLER.

(a)
The Seller hereby represents and warrants to the Purchaser: (i) The Seller is not a party to any agreement, written or oral, creating rights in respect to the Stock in any third person or relating to ownership or voting of the Stock;  (ii) the Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, contingent or otherwise, equities or other charges, taxes or restrictions of any nature (except restrictions of applicable securities laws); (iii) there are no existing warrants, options, purchase agreements, redemption agreements, calls, puts or other rights of any nature whatsoever relating to the Stock, nor are there any other understandings, arrangements or agreements creating rights of third parties with respect to such Stock.  Except with respect to restrictions applied as a matter of law pertaining to transfers of restricted securities, at the Closing, the Purchaser will acquire all right, title and interest in the Stock free and clear of any impairment, encumbrance or liens or any interest, contingent or otherwise, of any person, public or private entity, association or organization, or any judicial orders or any governmental entity or quasi-governmental authority.

(b)
The Seller hereby represents and warrants that there has been no act or omission by the Seller which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby and no third party has any rights, contingent or otherwise, in the Stock or proceeds thereto.

(c)
The Seller acknowledges its understanding that the offering and sale of Stock is intended to be exempt from registration under Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(d)	The Seller is not receiving a selling concession, fee or other remuneration in respect of the securities sold.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

(a)
No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person, is required for the consummation by the Purchaser of any of the transactions contemplated by the Purchaser under this Agreement.

(b)
The Purchaser is acquiring the Stock for his or her own account as principal, and not as a nominee or agent; for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part; and no other person has a direct or indirect beneficial interest in such Stock or any portion thereof.  The Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer, distribute or grant participations in the Stock to any person, entity or organization.

Stock Purchase Agreement

(c)
The Purchaser is not acquiring the Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or pursuant to any solicitation of a subscription by a person not previously known to the Purchaser in connection with investment securities generally.

(d)
Except as otherwise provided in this Agreement, the Purchaser understands that the Company is under no obligation to register the Stock under the Securities Act, or to assist the Purchaser in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.  The Purchaser understands that the Stock must be held indefinitely unless such Stock is registered under the Securities Act or an exemption from registration is available.  The Purchaser acknowledges that such person has been advised of the limitation of Rule 144 promulgated under the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances which are currently not available with respect to the Stock.  The Purchaser understands that it will be unable to sell or trade any of the Stock without either registration under the Securities Act or the availability of exemption from registration.

(e)
The Purchaser (i) is experienced in making investments of the kind described in this Agreement, (ii) is able, by reason of his or her own business and financial experience and or his or her own professional advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Stock and (iii) is able to afford the entire loss of his or her own investment in the Stock.

(f)
The Purchaser acknowledges his understanding that the offering and sale of Stock is intended to be exempt from registration under Rule 903 of Regulation S promulgated under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of the Purchaser made herein, nothing herein shall construe the Purchaser as an agent acting on behalf of the Company.

(g)
Purchaser is aware that no U.S. federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Stock, or (iii) guaranteed or insured any investment in the Stock or any investment made by the Company.

(h)
Purchaser understands that the price of the Stock offered hereby bear no relation to the assets, book value or net worth of the Company and such price was determined solely by mutually agreement as determined between the Purchaser and the Seller.  Purchaser acknowledges and understands that there is a risk of dilution on his or its investment in the Company.

Stock Purchase Agreement

4.	REGULATION S REPRESENTATIONS

(a)
The Purchaser acknowledges and agrees that the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of the Common Stock issued hereunder not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration required under the Securities Act.

(b)
The Purchaser understands and acknowledges that the shares of Stock have not been registered under the Securities Act and are being offered and transferred in reliance upon the exemptions provided in Regulation S of the Securities Act and the Rules and Regulations adopted thereunder.  Accordingly, the shares of Stock may not be offered or sold in the U.S. or to U.S. Persons (as such term is used in Regulation S) unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available.  Furthermore, hedging transactions involving the shares of Stock may not be conducted unless in compliance with the Securities Act.

(c)
The Purchaser makes the following representations and warranties for the benefit of the Seller and the Company with the intent that the same may be relied upon in determining the suitability of the Purchaser as a qualified Non-U.S. Person purchaser and transferee of securities:

(i) The Purchaser did not receive the offer for the shares of Stock (the “Offer”), nor was he, she or it solicited to purchase the shares of Stock, in the United States; that this Agreement has not been executed or delivered by the Purchaser in the United States, and neither the Purchaser nor any Person acting on behalf of the Purchaser has engaged, directly or indirectly, in any negotiations with respect to the Offer or this Agreement in the United States;

(ii) The Purchaser is not a U.S. Person (i.e., (i) not an individual resident in the U.S.; (ii) a partnership or corporation organized or incorporated in the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust of which any trustee is a U.S. Person; (v) a dealer holding an account for a customer; (vi) an agency or branch of a foreign entity located in the U.S.; or (vii) a partnership or corporation (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act and is not acquiring the shares of Stock for the account or benefit of a U.S. Person;

(iii) The Purchaser is not purchasing the shares of Stock as a result of, or subsequent to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio in the U.S.; (ii) any promotional seminar or meeting in the U.S., or (iii) any solicitation by a Person not previously known to it in connection with investments in securities generally; and

Stock Purchase Agreement

(iv) The shares of Stock have not been registered under the Securities Act or under any state securities laws and that the Purchaser agrees to transfer its shares of Stock in the U.S. or to, or for the account or benefit of, U.S. Persons only if (i) the shares of Stock are duly registered under the Securities Act and all applicable state securities laws; or (ii) there is an exemption from registration under the Securities Act, including any exemption from the registration requirements of the Securities Act which may be available pursuant to Rule 903 or Rule 904 under Regulation S, and all applicable state securities laws; that prior to any such transfer the Company may require, as a condition affecting a transfer of the shares of Stock, an opinion of counsel in form and substance satisfactory to the Company as to the registration or exemption therefrom under the Securities Act and applicable state securities laws; that the Company is under no obligation to register the shares of Stock under the Securities Act or any applicable state securities laws on its behalf or to assist it in complying with any exemption from such registration;

(v) Except as distributed by Purchaser in accordance with the requirements and provisions of Rule 903 of Regulation S; the shares of Stock will be acquired solely for the account of the Purchaser, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the shares of Stock.

(vi) The Purchaser agrees not to sell, pledge, transfer, dispose of, or otherwise deal with or engage in hedging transactions involving, its shares of Stock or any portion thereof except as otherwise permitted herein, unless and until counsel for the Company shall have determined that the intended disposition or action is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

(vii) The Purchaser jurisdiction of principal place of business and corporate domicile, as set forth on the signature page hereto with respect to notices under this Agreement, is true and correct.

(viii) The Purchaser is not the issuer, a distributor, dealer or an affiliate of the issuer, distributor or a dealer.  The Purchaser is not receiving a selling concession, fee or other remuneration in respect of the securities sold.  The Purchaser undertakes and agrees that: (a) any offer or resale of the Stock within a one year restricted period shall be made solely outside of the United States in an offshore transaction on a designated offshore securities market as such term is defined in Rule 902(b) of Regulation S promulgated under the Securities Act; (b) No directed selling efforts shall be made in the United States by any seller, an affiliate, or any person acting on their behalf; (c) the Seller or a person acting on the Seller's behalf will send to the Purchaser a confirmation or other notice stating that the securities may be offered and sold during the distribution compliance period only in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes); pursuant to registration of the securities under the Act; or pursuant to an available exemption from the registration requirements of the Act.

Stock Purchase Agreement

5.	GENERAL PROVISIONS.

(a) Entire Agreement. This Agreement (including the covenants of confidentiality incorporated herein by reference to the Memorandum, the schedules and exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.  The Company and the Company’s Transfer Agent, although not signatory parties hereto, are expressly authorized and permitted to rely upon any and all provisions of this Agreement.  No other third party beneficiaries may rely upon this Agreement.

(b) Headings and Construction. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

(c) Costs.  Except as otherwise set forth herein, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) Each Certificate representing the Stock shall be imprinted with the following legend restricting the transferability of the Stock except as permitted by applicable securities laws or exemptions therefrom:

THE SECURITIES ARE BEING OFFERED TO PURCHASERS IN A PRIVATE TRANSACTION WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.  TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(e) Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision(s) hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(f) Survival.  The parties’ representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the purchased Stock.

Stock Purchase Agreement

(g) Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and given or made (a) by personal delivery or (b) by overnight courier service with confirmation of receipt at the respective addresses set forth on the signature page hereto, or at such other address as any party hereto may subsequently furnish in writing to the other party.

(h) Assignability.  This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Seller without the consent of the Purchaser and the transfer or assignment of the Stock shall be made only in accordance with this Agreement.  The Purchaser may assign its rights hereunder without consent of the Seller provided such assignee performs all obligations of Seller set forth hereunder.

(i) Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the purchase hereunder is irrevocable, except as required by applicable law, and that this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.  This obligations of the Seller hereunder shall terminate if the bank of the Seller does not accept the anti-money laundering documentation of Purchaser.

(j) Modification.  This Agreement shall not be modified, amended or waived except by a written instrument signed by the party against whom any such modification, amendment or waiver is sought.

(k) Disputes.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by binding arbitration in Toronto, Ontario, Canada pursuant to the rules of an arbitral forum mutually agreed upon by the Seller and the Purchaser.  In the event that an arbitral forum is not agreed upon after delivery of notice by the party initiating such arbitration and forty-five days after confirmed receipt of such notice by the other party, then any court having competent jurisdiction over the party shall have full power and authority to appoint an arbitrator in Toronto, Ontario, Canada, who shall be a solicitor with not less than ten years corporate transactional experience.  The fees and costs of such arbitration shall be paid by the non-prevailing party.

(l) Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.  Each of the Seller and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Seller and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

Stock Purchase Agreement

(m) Stock Power.  The undersigned, a stockholder of record of Loto Inc., by the hand of its duly authorized undersigned directors, hereby assigns and transfers title unto the Purchaser the shares of Common Stock set forth on the signature page hereto, as represented by the stock certificate of Seller, at such time as all terms and conditions in this Agreement are satisfied or waived, subject to delivery and acceptance by the Company’s Transfer Agent, and the Seller does hereby irrevocably constitute and appoint the law firm of Wuersch & Gering LLP as agent (the “Agent”) to cause the transfer of title of said shares of Common Stock on the books of the within named Company, with full power of substitution in the premises, effective as of the date of delivery to the Transfer Agent.  This provision shall be deemed to serve as a Stock Power and shall have the same full power, force and effect as a separate Stock Power instrument, which may be fully relied upon by the Company, the Agent and the Transfer Agent to the same and full extent as a separately endorsed Stock Power.  The Transfer Agent is hereby expressly authorized to accept delivery of this Agreement and any related instruction letter via fax, or scan and e-mail, and to accept fax or scanned copies of the aforementioned executed documents, and the Transfer Agent is furthermore expressly authorized to accept the stock power contained herein without a medallion signature guarantee or notary authentication.

(n) As a security for the payment of the Purchase Price, the Purchaser shall place stock certificates representing the Shares into escrow with the law firm designated by Purchaser (the “Escrow Agent”).  The Purchaser and Seller agree that the terms of such escrow shall be mutually agreed upon based on the standard form of the Escrow Agent.  The Escrow Agent shall release to Purchaser all stock certificates representing the Shares from escrow upon the receipt of written notification from both the Seller and the Purchaser that the Note representing the Purchase Price has been paid in full.  The Purchaser may not pledge, sell, loan or otherwise create any direct or contingent third-party ownership interest in the Shares until such time as the Note representing the Purchase Price has been paid in full.

(o) Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[Signature Page Follows]

Stock Purchase Agreement

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of April 19, 2010.

Purchase of Loto Inc. Common Stock:

Purchase Price: **USD$1.50 (ONE DOLLAR FIFTY U.S. CENTS)** PER SHARE

Total Shares of Stock Purchased: **19,300,000**

Total Purchase Price: **$28,950,000.00**- By Note

Due Date for Receipt of Purchase Price Proceeds: Per Note Exhibit A

Purchaser:

Print Full Legal Name:	2238646 ONTARIO INC.
Address:	23 Bedford Road, Toronto, Ontario, Canada, M5R 2J9

Telephone (with country code):	+1 (416) 366-6466
Fax Number:
E-mail:	jrb@randallbarrs.ca
Address for Notices and Delivery of Stock Certificate:	Per Escrow Agreement

Permanent Address (if different from above)	same

Legal form if an entity (trust, corporation, partnership, etc.):	corporation
Jurisdiction of organization if an entity:	Ontario, Canada

PURCHASER: 2238646 ONTARIO INC.

By:	/s/ Jason Randall Barrs
Name: Jason Randall Barrs
Title:

SELLER: Mhalka Capital Investments Ltd.

By:	/s/ Perpetum Finance Inc.
Name: Perpetum Finance Inc.
Title: Director
Address For Notices:
c/o Alyco Advisory AG, Stockerstrasse 44, PO Box 1502, 8027 Zurich, Switzerland

Stock Purchase Agreement

Exhibit A

FORM OF NOTE
(Attached)

2238646 ONTARIO INC.

PROMISSORY NOTE

US$ 28,950,000.00	April 19, 2010

1.
FOR VALUE RECEIVED, 2238646 Ontario Inc., an Ontario corporation (the “Borrower”), in consideration for the purchase of 19,300,000 shares of Common Stock of Loto Inc. from Mhalka Capital Investments Ltd. (“Lender”) at a purchase price of $1.50 per share, hereby promises to pay to the order Lender at such time, place and in such manner as Lender may specify in writing, the principal amount of twenty eight million nine hundred and fifty thousand US dollars (US$28,950,000.00) (the “Principal”) pursuant to the terms and conditions specified herein (this “Note”).  The Borrower shall pay interest on the outstanding principal of this Note at an annual rate equal to the prime rate, as published by the Federal Reserve Bank of the United States on its website as of the date of this Note, plus 1.5% per annum, calculated based on a year of 365 days and actual days elapsed (the “Interest”).

2.
The Borrower hereby promises to pay to the order of the Lender the Principal and all Interest due thereon three (3) years from the date hereof (the “Due Date”), at such place and in such manner as Lender may specify in writing.

3.
Any and all fees, costs, expenses and disbursements charged by financial institutions with respect to wire transfer or other transmittal charges incurred in connection with delivery of the Principal from the Lender to the Borrower shall be deemed to have been received by the Borrower from the Lender and all such amounts shall be included in the calculation of Principal hereunder.

4.
This Note shall not be transferable by Borrower and the Borrower may not assign, transfer or sell all or a portion of its rights and interests to and under this Note to any persons and any such purported transfer shall be void ab initio.  The Lender may transfer and assign this Note at its sole discretion.

5.
The failure at any time of the Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.  All rights and remedies of the Lender shall be cumulative and may be pursued singly, successively or together, at the option of the Lender.  The acceptance by the Lender of any partial payment shall not constitute a waiver of any default or of any of the Lender's rights under this Note.  No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by the Lender unless the same shall be in writing, duly signed on behalf of the Lender; and each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Lender in any other respect at any other time.

6.
Any term or condition of this Note may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.

[Ontario Company]	Promissory Note

7.
The Borrower represents and warrants that this Note is the valid and binding obligation of the Borrower, fully enforceable in accordance with its terms.  The execution and delivery by the Borrower of this Note, the performance by the Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby does not and will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Borrower’s charter instruments; (b) conflict with or result in a violation or breach of any term or provision of any law or order applicable to the Borrower or any of its assets and properties; or (c) (i) conflict with or result in a violation or breach of, or (ii) result in or give to any person any rights or create any additional or increased liability of the Borrower under or create or impose any lien upon, the Borrower or any of its assets and properties under, any contract or permit to which the Borrower is a party or by which its assets and properties are bound.  In the event of a default by the Borrower, the Lender shall have recourse only against the Borrower and not against any and all officers, directors or shareholders of the Borrower.

8.
If any provision of this Note is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Note will not be materially and adversely affected thereby, (i) such provision will be fully severable; (ii) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Note will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Note a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.
Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given two days after it is sent by an internationally recognized delivery service to the address of record of the Lender or the Borrower, respectively.  Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

10.
Any controversy or claim arising out of or relating to this Note, or the breach thereof, shall be settled exclusively by binding arbitration in Toronto, Ontario, Canada pursuant to the rules of an arbitral forum mutually agreed upon by the Borrower and the Lender.  In the event that an arbitral forum is not agreed upon after delivery of notice by the initiating party, such arbitration and forty-five days after confirmed receipt of such notice by the other party, then any court having competent jurisdiction over the Borrower and the Lender shall have full power and authority to appoint an arbitrator in Toronto, Ontario, Canada, who shall be a solicitor with not less than ten years corporate law experience.  The fees and costs of such arbitration shall be paid by the non-prevailing party.  If reference to law is required for any reason, this Note shall be deemed to be governed by and construed under the laws of the State of New York.

[Ontario Company]	Promissory Note

11.
A default shall exist on this Note if any of the following occurs and is continuing:  (i) Failure to pay Principal and any accrued Interest on the Note on or before the Due Date; (ii) Failure by the Borrower to perform or observe any other covenant or agreement of the Borrower contained in this Note; (iii) A custodian, receiver, liquidator or trustee of the Borrower, or any other person acting under actual or purported force of law takes ownership, possession or title to Borrower property; (iv) any of the property of the Borrower is sequestered by court order; (v) a petition or other proceeding, voluntary or otherwise is filed by or against the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or (vi) the Borrower makes an assignment for the benefit of its creditors, or generally fails to pay its obligations as they become due, or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of the Borrower or all or any part of its property.  Upon any such default, the Borrower shall immediately notify the Lender, and upon notice to the Borrower, the Lender may declare the Principal of the Note, plus accrued Interest, to be immediately due and payable, upon which such Principal and accrued Interest shall become due and payable immediately.

12.
As a security for the payment of this Note, the Borrower shall place stock certificates representing 19,300,000 shares of the common stock of Loto Inc. (the “Shares”) into escrow with the law firm designated by Lender (the “Escrow Agent”).  The Escrow Agent shall release to Borrower all stock certificates representing the Shares from escrow upon the receipt of written notification from both the Seller and the Borrower that this Note has been paid in full.  The Borrower may not pledge, sell, loan or otherwise create any direct or contingent third-party ownership interest in the Shares until such time as this Note has been paid in full.

13.
The Borrower, any endorser, or guarantor hereof or in the future (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally:  (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, any pledge, security, guaranty or other documents executed in connection with this Note; (b) consent to all delays, extensions, renewals or other modifications of this Note, or waivers of any term hereof or thereof, or release or discharge by the Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of the Lender or any indulgence shown by the Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by the Lender shall in any way affect or impair the Obligations (as hereinafter defined) of any Obligors or be construed as a waiver by the Lender of, or otherwise affect, any of the Lender's rights under this Note, under any endorsement or guaranty of this Note; (c) if the Borrower fails to fulfill its obligations hereunder when due, agrees to pay, on demand, all costs and expenses of enforcement of collection of this Note or of any endorsement or guaranty hereof and/or the enforcement of the Lender's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, all attorney's fees, costs, expenses and disbursements, including, without further limitation, any and all fees related to any legal proceeding, suit, mediation arbitration, out of court payment agreement, trial, appeal, bankruptcy proceedings or any other actions of any nature whatsoever required on the part of Lender or Lender’s representatives to enforce this Note and the rights hereunder; and (d) waive the right to interpose any defense, set-off or counterclaim of any nature or description.

[Ontario Company]	Promissory Note

14.
The Borrower will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender of this Note against impairment.  This Note shall be enforceable against all successors and assigns of Borrower.  Borrower hereby covenants that all of its subsidiaries shall jointly and severally perform this Agreement to the same and full extent on behalf of Borrower if Borrower is unable to perform.

15.
This Note supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

16.
If the Lender loses this Note, the Borrower shall issue an identical replacement note to the Lender upon the Lender's delivery to the Borrower of a customary agreement to indemnify the Borrower reasonably satisfactory to the Borrower for any losses resulting from issuance of the replacement note.

17.
The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be dated, executed and issued on its behalf, by its duly appointed and authorized officer, as of the date first above written.

2238646 Ontario Inc.

By:	/s/ Jason Randall Barrs
Name: Jason Randall Barrs
Title:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended February 28, 2010

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ____________

Commission File Number:   333-159858

Loto Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	27-0156048
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Suite 460, 20 Toronto Street
Toronto, Ontario, Canada M5C 2B8
(Address of principal executive offices)

(416) 479-0880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name, Former Address and Former Fiscal Year,
if Changed Since Last Report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Sec.323.405 of this chapter) during the preceding 12 months (or shorter period that the registrant was required to submit and post such files).  Yes ☐   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☒   No ☐

As of April 12, 2010, the Issuer had 55,000,000 shares of its Common Stock outstanding.

2

PART I	FINANCIAL INFORMATION

LOTO INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

	February 28, 2010	May 31, 2009

CURRENT ASSETS:
Cash	$(95)	$169,203
Prepaid rent	8,119	-
Employee advance	2,857	-
GST Receivable	20,420	-

TOTAL CURRENT ASSETS	31,301	169,203

Capital assets, at cost	24,927	-
Accumulated amortization	(4,797)	-
Net capital assets	20,130	0

TOTAL ASSETS	$51,431	$169,203

LIABILITIES and STOCKHOLDERS' (DEFICIENCY) EQUITY

CURRENT LIABILITIES:
Accrued liabilities	$114,510	$10,000
Deposit for subscription of common shares	250,000	150,000
Standby loan	342,595	-
Due to stockholder	91	91

CURRENT LIABILITIES AND TOTAL LIABILITIES	707,196	160,091

STOCKHOLDER'S EQUITY:
Common stock, par value $0.0001
100,000,000 shares authorized
55,000,000 shares issued and outstanding	5,500
40,000,000 shares issued and outstanding		4,000
Additional paid-in capital	164,591	16,091
Other comprehensive loss	(4,474)	-
Deficit accumulated during development stage	(821,382)	(10,979)

TOTAL STOCKHOLDERS' (DEFICIENCY) EQUITY	$(655,765)	$9,112

TOTAL LIABILITIES AND STOCKHOLDERS'
(DEFICIENCY) EQUITY	$51,431	$169,203

Proforma stockholders' equity (deficiency) assuming the sale of common stock referred to in Note 4 had occurred by February 28, 2010	$(405,765)	$159,112

See notes to the consolidated financial statements

3

LOTO INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Nine Months Ended February 28, 2010	For the Three Months Ended February 28, 2010	From Inception (September 16, 2008) to February 28, 2010

REVENUES	-	-	-

COSTS AND EXPENSES:
General and administrative expenses	810,403	240,230	821,382

NET LOSS FOR THE PERIOD	810,403	240,230	821,382

Basic earnings per share (55,000,000 shares issued and outstanding)	$(0.01)	$(0.00)	$(0.01)

Proforma earnings per share assuming sale of common stock referred to in Note 4 had occurred by February 28, 2010	$(0.01)	$(0.00)	$(0.01)

See notes to the consolidated financial statements

4

LOTO INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION (SEPTEMBER 16, 2008) TO FEBRUARY 28, 2010

	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Other Comprehensive Loss	Total

BALANCE - SEPTEMBER 16, 2008

Capital contribution in connection with formation of Mobilotto, Inc.			91			91

Net loss				(10,979)		(10,979)

Sale of 20,000,000 shares at $.0001 per share	20,000,000	2,000	18,000			20,000

Shares issued in connection with Acquisition of Mobilitto, Inc.	20,000,000	2,000	(2,000)			0

BALANCE - MAY 31, 2009	40,000,000	4,000	16,091	(10,979)	0	9,112

Sale of 15,000,000 shares at $.0001 per share	15,000,000	1,500	148,500			150,000

Net loss				(211,428)		(211,428)

Other comprehensive income resulting from foreign exchange transactions					(3,095)	(3,095)

BALANCE - AUGUST 31, 2009	55,000,000	5,500	164,591	(222,407)	(3,095)	(55,411)

Net loss				(358,745)		(358,745)

Other comprehensive income resulting from foreign exchange transactions					(588)	(588)

BALANCE - NOVEMBER 30, 2009	55,000,000	5,500	164,591	(581,152)	(3,683)	(414,744)

Net loss				(240,230)		(240,230)

Other comprehensive income resulting from foreign exchange transactions					(791)	(791)

BALANCE - FEBRUARY 28, 2010	55,000,000	5,500	164,591	(821,382)	(4,474)	(655,765)

See notes to the consolidated financial statements

5

LOTO INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Nine Months Ended February 28, 2010	For the Three Months Ended February 28, 2010	From Inception (September 16, 2008) to February 28, 2010

OPERATING ACTIVITIES:
Net loss for the period	(810,403)	(240,230)	(821,382)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	4,797	2,022	4,797
Changes in operating assets and liabilities:
Prepaid rent	(8,119)	0	(8,119)
Employee advance	(2,857)	0	(2,857)
Other current assets	(20,420)	(7,593)	(20,420)
Accrued liabilities	104,510	24,085	114,510

NET CASH USED IN OPERATING ACTIVITIES	(732,492)	(221,716)	(733,471)

INVESTING ACTIVITIES:
Acquisition of capital assets	(24,927)	-	(24,927)

NET CASH USED IN INVESTING ACTIVITIES	(24,927)	0	(24,927)

FINANCING ACTIVITIES:
Deposit for stock subscription	100,000	0	250,000
Proceeds from loan	342,595	191,668	342,595
Issuance of common stock	150,000	-	170,091
Proceeds from stockholder loan	-	-	91

NET CASH PROVIDED FROM INVESTING ACTIVITIES	592,595	191,668	762,777

Effect of exchange rates on cash	(4,474)	(791)	(4,474)

(DECREASE) INCREASE IN CASH	(169,298)	(30,839)	(95)

CASH - BEGINNING OF PERIOD	169,203	30,744	0

CASH - END OF PERIOD	(95)	(95)	(95)

See notes to the consolidated financial statements

6

LOTO INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 28, 2010

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Comparative Results

Comparison with the financial results for the three and nine months ended February 28, 2009 and financial position as at February 28, 2009 have not been presented as the company was not conducting any business during that period.

Organization and Business Description

Loto Inc. (“Loto” or the “Company”), together with it’s wholly owned subsidiary Mobilotto systems, Inc. (“Mobilotto”), are development stage companies. The Company is developing a patent-pending software application that permits the secure purchase of lottery tickets on commercially available “smart” phones and similar mobile telecommunications devices. A smart phone is a mobile phone offering advanced capabilities, often with personal computer-like functionality, such as e-mail, Internet access and other applications. Proprietary technology for facilitating the purchase of lottery tickets addresses all elements of lottery play, including secure player registration and authorization, number selection, settlement, winning number notification and other direct-to-customer marketing opportunities. It is the intention to operate or license software applications with governments and other lottery operators as the primary source of revenue. There is no intention to become a lottery operator. During the foreseeable future, the Company expects to pursue business only outside of the United States since current laws in the United States prohibit sales of lottery tickets utilizing mobile telecommunications devices. The mobile lottery software application has not yet been utilized by any lottery operators, and no revenues have yet been generated from the technology.

7

Basis of Consolidation and Development Stage Activities

These consolidated financial statements include the accounts of Loto Inc., which was incorporated on April 22, 2009 in the state of Nevada and its wholly-owned subsidiary, Mobilotto Systems, Inc., which was incorporated in Ontario, Canada on September 16, 2008. On May 13, 2009 the stockholders of Mobilotto contributed all of the outstanding equity interests in Mobilotto to the Company in exchange for 20,000,000 shares of the Company’s common stock. This transaction has been accounted for as a transaction between entities under common control in accordance with authoritative guidance issued by the Financial Accounting Standards Board. Accordingly, the net assets were recognized in the consolidated financial statements at their carrying amounts in the accounts of Mobilotto at the transfer date and the results of operations of Mobilotto are included as though the transaction had occurred at the beginning of the period.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. All intercompany balances and transactions have been eliminated.

Since inception the Company has been engaged in organizational activities, has been developing its business model and software, and marketing it’s product to lottery operators, but has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise”, as set forth in authoritative guidance issued by the Financial Accounting Standards Board. Among the disclosures required are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.

Capital Assets

Capital assets are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the expected useful life as follows:

8

Computer equipment and software	3 years
Office furniture and equipment	5 years
Leasehold improvements	term of the lease

Repairs and maintenance expenditures are charged to operating expense as incurred. Replacements and major renewals are capitalized.

Accounting for the Impairment or Disposal of Long-Lived Assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of the asset may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset, or group of assets, is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on quoted market values, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Accounting Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Revenue is realized or realizable when there is persuasive evidence of an arrangement, prices are fixed or determinable, services or products are provided to the customer, and collectability is probable and reasonably assured depending upon the applicable revenue recognition guidance followed. The following are specific revenue recognition policies.

9

Loto expects to have contracts between the mobile network operators and/or the lottery operators, depending upon the jurisdiction of business. Revenue from lottery services is determined as a percentage of the amount of retail sales of lottery tickets pursuant to the terms of the contract. This revenue will be recognized when the lottery purchase transaction is completed and confirmed to the mobile device.

Revenue from the sale of a lottery system, which includes the customization of software, is recognized on the percentage of completion method of accounting, based on the ratio of costs incurred to estimated costs to complete.

Revenue from the licensing of customized lottery software is recognized over the term of license on the basis as identified in the contracts.

Revenue derived from software maintenance on lottery software is recognized ratably over the maintenance period.

Revenue derived from enhancements to lottery software is recognized at the time such enhancements are accepted by the customer.

Development Costs

It is the Company’s policy to expense all software and application development costs as incurred, as the Company’s future revenues and business operations are uncertain as to quantum, timing, and realization.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the applicable historical exchange rate. Revenue and expenses accounts are translated at average exchange rates during the period. Historical cost balances are re-measured using historical exchange rates. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

10

Income Taxes

Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Basic and Diluted Net (Loss) Per Common Share (“EPS”)

Basic net (loss) per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted net income per common share includes the potential dilution that could occur upon exercise of warrants or conversion of debt to acquire common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income per common share.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued liabilities. The fair value of these financial instruments approximates their carrying values due to their short maturities.

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NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception, has an accumulated loss of $821,382 as of February 28, 2010 and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon, among other things, the continued financial support from its shareholders, the ability of the Company to obtain necessary equity or debt financing, and the attainment of profitable operations. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern.

NOTE 4 – DEPOSIT FOR SUBSCRIPTION TO COMMON STOCK

As of May 31, 2009, Loto had received subscriptions for private placements pending for the sale of an aggregate of 15,000,000 shares of restricted common stock to six accredited investors at a purchase price of $0.01 per share for an aggregate purchase price of $150,000. The subscriptions were accepted and closed on June 9, 2009. On August 31, 2009, Loto received a private placement subscription of $150,000 from one investor to issue 100,000 shares at a purchase price of $1.50 per share. On October 7, 2009, Loto received an additional private placement subscription of $100,000 from one investor to issue 66,667 shares at a purchase price of $1.50 per share. These private placements are anticipated to close by late April 2010.

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NOTE 5 – STANDBY LOAN

Two current shareholders, Mhalka Capital Investments Ltd. and 1476448 Ontario Inc., have made a standby financing commitment to the Company under which they will provide the necessary funding up to $1,500,000 if we are unable to obtain third-party financing (the “Standby Loan”). Loto may draw on the standby financing commitment in accordance with operating requirements as set forth in the business plan. The available standby commitment amount will be reduced by the aggregate cash proceeds received by the Company, which are derived from the issuance of any equity securities and Company gross revenues. Draws on the commitment amount are subject to interest as of the date of the draw at prime rate plus two percent per annum. These amounts become repayable thirty calendar days after demand at any time following the earlier of (a) September 30, 2010 or (b) the date upon which the Company is in receipt of revenues or proceeds from the sales of equity securities. Loto will give the lenders customary representations and warranties regarding the good standing of the Company and status of progress in respect of the business plan prior to each draw on the commitment amount, and Loto will provide certifications and covenants regarding use of the proceeds of each draw, which will be in customary forms reasonably requested by the lenders as determined by reference to similar lenders making similar loans to similar companies. The lenders will not be required to make any loans under the standby financing commitment to Loto if the Company is unable to make the representations, warranties, certifications or covenants, or if Loto is in breach of any previously given representations, warranties, certifications or covenants. If Loto breaches any of the covenants, the default rate will be 15% per annum and the lenders may seek recourse against the Company for repayment of all of the amounts.

NOTE 6 - LITIGATION

The Company is not aware of any legal actions against it. From time to time in the future, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business.

NOTE 7 – PAR VALUE OF SHARES

On June 4, 2009, Loto amended its certificate of incorporation to change its par value from $.001 per share to $.0001 per share. Retroactive effect has been given to the above in the accompanying statement of stockholders’ equity.

NOTE 8 – COMMITMENTS

The Company is obligated under a lease agreement to lease the premises at 20 Toronto Street in Toronto Ontario until February 28, 2011 at an annual rental approximating $87,000.

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ITEM 2.	MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Special Note Regarding Forward-Looking Statements

This discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and the related Notes thereto included elsewhere in this Report. In addition, please refer to the risk factors included in the Registration Statement filed by the Company on August 5, 2009 and declared effective August 12, 2009. This Report contains certain forward-looking statements and the Company's future operating results could differ materially from those discussed herein. Certain statements contained in this Report, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  However, as the Company intends to issue "penny stock," as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments, except as required by the Exchange Act.  Unless otherwise provided in this Report, references to the "Company," “Loto,” the "Registrant," the "Issuer," "we," "us," and "our" refer to Loto Inc.

Critical Accounting Policies and Estimates

The Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses the Company’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued liabilities, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

This Report does not contain a comparison to the three or nine month periods ended February 28, 2009, since the Company was not conducting any business during those periods.

Overview

Our company, Loto, operates through its wholly owned subsidiary Mobilotto Systems, Inc. (“Mobilotto”).  Loto was incorporated in the state of Nevada on April 22, 2009, and its subsidiary Mobilotto was incorporated in the province of Ontario in September 2008.  On May 13, 2009 Loto acquired all of the issued and outstanding shares of Mobilotto (including all of the intellectual property of the mobile lottery software application).

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Loto is a development stage company that is developing a patent-pending software application that permits the secure purchase of lottery tickets on commercially available “smart” phones and similar mobile telecommunications devices.  A smart phone is a mobile phone offering advanced capabilities, often with personal computer-like functionality, such as e-mail, Internet access and other applications. The status of the final commercial grade operating system is in the initial stages of development and certification; however, the Company has developed a working demonstration capability with limited functionality, which is operable on most Blackberry models of smart phones (including the Pearl, the Curve, the Bold, and 8800 series), and the Company uses this for demonstration purposes.  The Company has designed and plans to include player registration, financial settlement and player messaging functions in the next version of software.  It is expected that the next version of the application will be commercially viable and will provide a complete, fully functional and flexible mobile lottery platform for lottery operators worldwide.

Proprietary technology for facilitating the purchase of lottery tickets through commercially available smart phones and other mobile devices addresses all elements of lottery play, including secure player registration and authorization, number selection, settlement, winning number notification and other direct-to-customer marketing opportunities.  The Company intends to license software applications, or to be a lottery distributor, to governments and other lottery operators as its primary source of revenue.  The Company does not intend to become a lottery operator. Business plans call for launching a mobile lottery application in the target markets of Canada, Mexico, South America, Asia (China), Africa (South Africa) and Europe (Turkey and the United Kingdom).

A mobile lottery software application has not yet been tested on a commercial scale or utilized by any lottery operators and the Company has not yet derived any revenues from the technology.  There is uncertainty whether the software application will actually perform as anticipated in a commercial setting.  In order to commercially deploy the mobile lottery software application, the player registration, player settlement and player messaging components of the system must be developed.  An RFP was issued (request for proposal) to six qualified suppliers in late August, 2009, indicating an intention to solicit bids from a number of recognized software development companies to develop the remaining components of the full feature system. Following the receipt and scoring of the proposals, a single vendor is in the final stages of contracting for services. The continuing development of the software application and the plans for commercial launch of the product are subject to many uncertainties that present material risks to investors.

In the quarterly period ended February 28, 2010, there have been several changes to the Company’s Board of Directors and management. Effective as of January 26, 2010, Mr. Trevor Eyton, Mr. Donald Ziraldo and Mr. Randy Barrs were appointed to the Company’s Board of Directors. Effective as of January 26, 2010, Mr. Steve Baker was been appointed as the Company’s Chief Technology Officer. Effective as of January 26, 2010, Ms. Marsha Collins resigned as a member of the Board of Directors, and as the Treasurer and Corporate Secretary of the Company.

Subsequent to the period covered by this Report, effective as of March 1, 2010, Mr. Alan Ralph was appointed to the Company’s Board of Directors.

The Company has been issued the trading symbol LOTI.OB for quotation of the trading of shares on the over-the-counter bulletin board.  As of the end of the period covered by this Report, trading on the over-the-counter bulletin board had not yet commenced, and the Company had not yet obtained eligibility for electronic clearing through Depository Trust Company (DTC).

Liquidity and Capital Resources

As at February 28, 2010 the Company had no cash available. There is prepaid rent in the amount of $8,119 as a condition of renting business premises, which commenced on July 1, 2009 at Suite 460, 20 Toronto Street in Toronto, Ontario. The Company owns capital assets with a cost of $24,927, which consists of general office equipment.

Current liabilities include $114,510 of accrued general office and business expenses. Also, during the second quarter of the year, the Company received an additional deposit for subscription of common shares of $100,000. This is in addition to the $300,000 that was received previously, although $150,000 of this balance was converted to shares on June 9, 2009. In addition, the Company drew down an additional $188,370 from the Standby Loan (as described below), and accrued interest increased $3,298 in the quarter ended February 28, 2010, for an aggregate amount outstanding of $342,595.

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As a development stage company, there is limited capital and limited operating resources. $170,000 was raised under the terms of the co-founders’ agreements and the Series A private placements of restricted common stock.  The funds raised in the completed private placements will not be sufficient to meet projected cash flow deficits from operations or to fund the development of technology and products.

The Company expects that the cash on hand will not be sufficient to maintain operations going forward from the date of this Report, and the Company expects to draw upon the Standby Loan, as defined below.  The Company estimates total overhead, costs and expenses related to completion of a commercially deployable version of the mobile lottery application, obtaining certification of the system by the Gaming Standards Association (GSA) and initiating full rollout of products to target markets over the next twelve months will be approximately $2,000,000.  The Company expects to need additional amounts of funding commencing 12 months from the date of this Report in order to expand operations.

Two of the current shareholders, Mhalka Capital Investments Ltd. and 1476448 Ontario Inc., have made a standby financing commitment to the Company under which they will provide the necessary funding up to $1,500,000 if the Company is unable to obtain revenues or other third-party financing (the “Standby Loan”).  The Company may draw on the standby financing commitment in monthly tranches in accordance with the operating requirements as set forth in the business plan. The available standby commitment amount will be reduced by the aggregate cash proceeds received by the Company which are derived from the issuance of any equity securities and Company gross revenues.  Draws on the commitment amount will be made on terms of unsecured Notes, with interest set on each Note as of the date of the draw at prime rate plus two percent per annum.  The Notes will mature and become repayable thirty calendar days after demand at any time following the earlier of (a) September 30, 2010 or (b) the date upon which the Company is in receipt of revenues or proceeds from the sales of equity securities.  The Company will give the lenders customary representations and warranties regarding the good standing of the Company and status of progress in respect of the Company business plan prior to each draw on the commitment amount, and will provide certifications and covenants regarding the use of proceeds of each draw, which will be in customary forms reasonably requested by the lenders as determined by reference to similar lenders making similar loans to similar companies.  The lenders will not be required to make any loans under the standby financing commitment to the Company if the Company is unable to make the representations, warranties, certifications or covenants, or if the Company is in breach of any previously given representations, warranties, certifications or covenants.  If the Company breaches any of the Notes, the default rate will be 15% per annum and the lenders may seek recourse against the Company for repayment of all of the Notes.

Management believes that without obtaining additional financing or developing an ongoing source of revenue, the Company will not be able to complete the development of software and launch successfully. Although the Company has actively been pursuing new business opportunities, the Company cannot give assurance that it will succeed in this endeavor, or be able to enter into necessary agreements to pursue the business on favorable terms. Should the Company be unable to generate additional revenues or raise additional capital, the Company could eventually be forced to cease business activities altogether.

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Results of Operations for the Three and Nine Months Ended February 28, 2010

Income

The Company is a development stage company and as of February 28, 2010 there were no contracts in place and no revenue has been received.  Revenue is not expected to be realized until late 2010.  Efforts have been concentrated on developing business strategy and obtaining financing.  Working models are ready for demonstration and the Company has commenced its initial sales and marketing program.  Early stage meetings have commenced with some lottery operators in Canada and the Company is actively pursuing other opportunities in Canada and elsewhere.  The mobile lottery software application has not yet been utilized by any lottery operators and the Company has not yet derived any revenues from the technology.  There is no guarantee that the Company will be able to successfully develop and launch the technology or that it will generate sufficient revenue to sustain operations.

Expenses

For the three and nine months ended February 28, the Company incurred $240,230 and $810,403 in total operating expenses.

Salaries expense was $106,003 for the quarter and $355,484 for the nine months ended February 28, 2010, and comprised payments to the President, the Chief Technology Officer, the Chief Information Officer, the Director of Sales & Marketing, and the Manager of Human Resources and Administration.

Legal fees incurred of $37,202 and $136,024 for the three and nine month periods ended February 28, 2010 were for the creation of all required public company filings, internal corporate needs, and reporting conformance, as well as for trademark and patent applications.

Marketing expenses of $2,231 and $34,222 for the three and nine month periods ended February 28, 2010 were incurred in the creation and printing of investor information, product information, specific lottery operator presentations, attendance at trade shows, and a display booth that will be used at lottery industry trade shows.

Rent expense of $20,464 and $54,125 for the three and nine month periods ended February 28, 2010 is for the head office of the Company, which is located at Suite 460, 20 Toronto Street in Toronto Ontario.

Systems development expenses of $12,943 and $42,171 for the three and nine months ended February 28, 2010 were incurred for the creation and scoring of the Company’s development request for proposal which was issued in late August, and on-going refinement of the Statement of Work and contract through to February 28, 2010.

Plan of Operation for the Next Twelve Months

The path to revenue is based upon completing the following work plan over the next twelve months:

1	Completion of the patent and trademark registrations;

2	Adherence to the Marketing Plan (see section below);

3
Completion of the systems development to ensure a robust product and all the required modules for end-to-end lottery play (including player registration, numbers selection, authorization, settlement, and player communication / marketing);  The Company is in the final stages of supplier selection, and once a supplier is selected, programming should be completed in approximately six to eight months thereafter;

4	As opportunities arise, partner with game developers to be able to offer new and varied mobile games, in addition to mobilizing existing lottery games;

17

5
Remain flexible in the business model to operate as a lottery retailer/distributor, license the technology for use, or sell the technology for use in a pre-defined jurisdiction, preferably in that order, as conditions deem appropriate;

6	Complete appropriate certifications in promising jurisdictions to become a lottery retailer/distributor and/or supplier to specific lottery operators;

7	Partner with the emerging internet gaming suppliers and new lottery licensees to mobilize their offerings; and

8	Proactive communication and presentations to prospective lottery operators of company products, status, and understanding their needs.

Marketing Plan

The Company’s marketing plan is a combination of branding, lottery association participation, communication, presentations, and meetings with lottery operators, public messaging, and partnership initiatives with other corporate entities.  Specifically, the plan calls for the following:

1
Attending and participating in lottery association events / tradeshows in order to meet prospective clients, speak about mobile lottery opportunities, and present the Loto and Mobilotto brands; These would include the World Lottery Association as well as the North American Association of State and Provincial Lotteries, among others;

2
Review each geographical region to justify the development of mobile gaming environment;  Prioritization would be given to those countries with a combination of material lottery revenues, a high penetration of smart phone devices, favorable internet gaming regulations, and operators who express an interest in Loto product and service;

3
On a prioritized country basis, study the local lottery regulations, understand global and specific country lottery issues, and contact the lottery operators for visitation and demonstration of Loto products;  Currently, opportunities appear to be strong in Canada, Mexico, Southeast Asia, and Europe;  Also, the US may become a market for Loto should existing restrictions on internet lottery be changed, or Loto’s geo-locational restrictions be confirmed;

4
While brand and product marketing will be supported by the lottery operators and by the mobile network operators, Loto intends on pursuing additional local marketing efforts including mass awareness campaigns, cause support, and seeking specific customer input;

5	Develop relationships with existing internet gaming companies to “mobilize” their product offerings;

6	Once Loto’s product is developed and contracts in place, generate incremental sales through direct to customer marketing through their mobile devices; and

7	Engage foreign agents in selected jurisdictions to assist in lottery operator meetings and general business development

Working Capital

While the Company does not have in-place working capital to fund normal business activities, there is the ability to draw on the Standby Loan for an additional $1,160,000, and the Company is also actively seeking financing, for an aggregate total amount of $2,000,000.

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Contractual Obligations and Other Commercial Commitments

The sole on-going commitment is for the rental of the head office, which runs to the end of February 2011 at a rate that approximates $7,650 including utilities per month.

Warrants

As of February 28, 2010, there were no outstanding warrants.

Common Stock

As of February 28, 2010, there were 55,000,000 shares issued and outstanding, of which 44,000,000 are restricted from trading.  There was also $250,000 in subscriptions received but not yet issued for an additional 166,667 shares.

Off-Balance Sheet Arrangements

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future material effect on the financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Not applicable

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ITEM 4.	CONTROLS AND PROCEDURES

Management's Report on Internal Control Over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. The Company's internal control over financial reporting is a process, under the supervision of the Chief Executive Officer and Chief Financial Officer, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company's financial statements for external purposes in accordance with United States generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that:

•	Pertain to the maintenance of records that in all reasonable detail accurately and fairly reflect the transactions and dispositions of the Company’s assets;

•	Provide reasonable assurance of the completeness and authorization for checks to be issued;

•
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with generally acceptable accounting principles, and that the receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors; and

•
Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use, or disposition of the Company’s assets that could have a material effect on the financial statements

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

As of the end of the period covered by this report, the Company carried out, under the supervision and with the participation of the Company’s management, including its Chief Executive Officer and Chief Financial Officer, an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) in ensuring that information required to be disclosed by the Company in its reports is recorded, processed, summarized and reported within the required time periods. Based on their evaluation of the Company’s disclosure controls and procedures as of February 28, 2010, the Company’s Chief Executive Officer and Chief Financial Officer has concluded that, as of that date, the Company’s controls and procedures were effective for the purposes described above.

Changes in Internal Control over Financial Reporting

There was no change in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934) during the quarter ended February 28, 2010 that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

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PART II.	OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

The Company is not, and has not been during the period covered by this Quarterly Report, a party to any legal proceedings.

ITEM 1A.	RISK FACTORS

Not Applicable.

ITEM 2:	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3:	DEFAULTS UPON SENIOR SECURITIES

Not Applicable.

ITEM 4:	RESERVED

Not Applicable.

ITEM 5:	OTHER INFORMATION

Not Applicable.

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ITEM 6.	EXHIBITS

Exhibit	Description

Exhibit 31.1	Certification of Principal Executive Officer and Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.1	Certification of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOTO INC.

By:	/s/ Stephen Knight
	Name:	Stephen Knight
	Title:	Chief Executive Officer,
Principal Financial Officer and
Chief Accounting Officer

Dated:       April 14, 2010

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Exhibit 31.1
OFFICER'S CERTIFICATION PURSUANT TO SECTION 302

I, Stephen Knight, certify that:

1.  I have reviewed this quarterly report on Form 10-Q of Loto Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.  The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures(as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)  Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.  The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

April 14, 2010

By:	/s/ Stephen Knight
	Name:	Stephen Knight
	Title:	Principal Executive Officer and Principal Financial Officer

Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Loto Inc. on Form 10-Q for the quarter ended February 28, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen Knight, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2010

By:	/s/ Stephen Knight
	Name:	Stephen Knight
	Title:	Principal Executive Officer and Principal Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 1, 2010

LOTO INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

20 Toronto Street, Suite 460
Toronto, Ontario, Canada M5C 2B8
(Address of principal executive offices)

(416) 500-7799
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Alan Ralph to the Board of Directors

Effective as of March 1, 2010, Mr. Alan Ralph has been appointed to the Board of Directors of Loto Inc. (the “Company”).  Mr. Ralph is a Chartered Accountant and a former member of the National Committee for Audit and Assurance Services in Canada.  Retired since 2007, Mr. Ralph has over 30 years of experience as a Partner at Deloitte & Touche LLP.  As Director of Audit and Assurance, Mr. Ralph was responsible for approximately 20 partners and associated partners, as well as over 150 professional staff located in the firm’s Windsor, London, Kitchener, Hamilton and Niagara offices.

Mr. Ralph served as the Chair of the St. Catharines Transit Commission for eleven years.  He served as the President of the St. Catharines Golf & Country Club for five years.  Mr. Ralph has also served as a director on various Boards and Associations including the Niagara Regional Development Corporation, St. Catharines Chamber of Commerce, St. Catharines Downtown Association, St. Catharines Promotion Task Force, the Niagara District CA Association and the Vineland Research and Innovation Center.

Mr. Ralph served as the Interim Chief Financial Officer of Niagara Vintners Incorporated until 2008.  He now serves as an independent consultant to winery investors and owners as well as several other small business enterprises.

#         #        #

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOTO INC. By: /s/ Stephen Knight Name: Stephen Knight Title: Chief Executive Officer, Principal Financial Officer and Chief Accounting Officer

Date: March 5, 2010

3